Exhibit 4.2

TOWER SEMICONDUCTOR LTD.,

AS ISSUER

THE BANK OF NEW YORK,

AS TRUSTEE

AND

HERMETIC TRUST (1975) LTD.,

AS CO-TRUSTEE

Indenture

Dated as of —, 2005

$50,000,000
5% Subordinated Convertible Debentures due 2011

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INDENTURE

INDENTURE dated as of [ ], 2005 by and among Tower Semiconductor Ltd., a company with limited liability incorporated under the laws of Israel (the “Issuer”), The Bank of New York, a New York banking corporation, as trustee (the “Trustee”) and Hermetic Trust (1975) Ltd., an Israeli company, as co-trustee (the “Co-Trustee”, and, together with the Trustee, the “Trustees”).

WITNESSETH:

        WHEREAS, for its lawful corporate purposes, the Issuer has duly authorized the issue of its 5% Subordinated Convertible Debentures due 2011 (the “Notes”), in an aggregate principal amount not to exceed $50,000,000 and to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Issuer has duly authorized the execution and delivery of this Indenture; and

        WHEREAS, the Notes, the certificate of authentication to be borne by the Notes, a form of assignment and a form of conversion notice to be borne by the Notes are to be substantially in the forms hereinafter provided for; and

        WHEREAS, all acts and things necessary to make the Notes, when executed by the Issuer and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Issuer, and to constitute this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized,

        NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the holders thereof, the Issuer covenants and agrees with the Trustees for the equal and proportionate benefit of the respective holders from time to time of the Notes (except as otherwise provided below), as follows:

ARTICLE 1
DEFINITIONS

        Section 1.01. Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture that are defined in the Trust Indenture Act or which are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of the execution of this Indenture. The words “herein”, “hereof”, “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision. The terms defined in this Article include the plural as well as the singular.

        “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control”, when used with respect to any specified Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

        “Articles of Association” means the Issuer’s Amended Articles of Association adopted by the shareholders’ meeting of the Issuer on November 14, 2000 as it may have been and may be amended from time to time.

        “Bank Payment Date” means a payment date of interest and/or principal to the Lenders under the Credit Facility.

        “Board of Directors” means the Board of Directors of the Issuer or a committee of such Board duly authorized to act for it hereunder.

        “Business Day” means any day on which banking institutions in London, New York and the State of Israel are generally open for business.

        “Co-Trustee” means Hermetic Trust (1975) Ltd. and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor co-trustee at any time serving as successor or co-trustee hereunder.

        “Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

        “Conversion Rate” has the meaning specified in Section 14.03.

        “Corporate Trust Office”, or other similar term, means the designated office of the Trustee at which at any particular time its corporate trust business as it relates to this Indenture shall be administered, which office is, at the date as of which this Indenture is dated, located at One Canada Square, London E14 5AL, United Kingdom.

        “Credit Facility” means the credit facility agreement dated January 18, 2001 made between the Issuer, as borrower, and Bank Hapoalim B.M and Bank Leumi Le-Israel Ltd., as lenders, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

        “Credit Facility Event of Default” has the meaning specified in Section 8.03.

        “default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

        “Event of Default” means any event specified in Section 6.01 as an Event of Default.

        “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

        “Immediate Report” means a report which is referred to in Section 30 of the Securities Regulations (Periodic and Immediate Reports) – 1970, regulations promulgated under the Securities Law.

        “Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

        “interest” means, when used with reference to the Notes, any interest payable under the terms of the Notes.

        “Issuer” means the corporation named as the “Issuer” in the first paragraph of this Indenture, and, subject to the provisions of Article 12 and Section 14.05, shall include its successors and assigns.

        “Lender” means a lender under the Credit Facility from time to time.

        “ISA” means the Israel Securities Authority.

        “NIS” means New Israeli Shekels, the lawful currency of the State of Israel.

        “non-electing share” has the meaning specified in Section 14.05.

        “Note” or “Notes” means any Note or Notes, as the case may be, authenticated and delivered under this Indenture.

        “Note register” has the meaning specified in Section 2.05.

        “Note registrar” has the meaning specified in Section 2.05.

        “Noteholder” or “holder” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), means any Person in whose name at the time a particular Note is registered on the Note registrar’s books.

        “Officers’ Certificate”, when used with respect to the Issuer, means a certificate signed by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”), the Treasurer or any Assistant Treasurer, or the Secretary of the Issuer.

        “Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Issuer, or other counsel reasonably acceptable to the Trustee.

        “Ordinary Shares” means any stock of any class of the Issuer which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Issuer and which is not subject to redemption by the Issuer. Subject to the provisions of Section 14.05, however, shares issuable on conversion of Notes shall include only shares of the class designated as ordinary shares of the Issuer at the date of this Indenture (namely, the Ordinary Shares, par value NIS 1.00) or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Issuer and which are not subject to redemption (other than as provided in the Articles of Association) by the Issuer; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

        “outstanding”, when used with reference to Notes and subject to the provisions of Section 9.04, means, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(a)	Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(b)	Notes, or portions thereof, for the redemption of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Issuer);

(c)	Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06; and

(d)	Notes converted into Ordinary Shares pursuant to Article 14 and Notes deemed not outstanding pursuant to Article 3.

        “Person” means a corporation, an association, a partnership, a limited liability company, an individual, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

        “record date”, with respect to any interest payment date, has the meaning specified in Section 2.03.

        “Responsible Officer” means, when used with respect to the Trustee or the Co-Trustee, any officer within the corporate trust department of the Trustee or the Co-Trustee, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Trustee or the Co-Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of, and familiarity with, the particular subject and who shall have direct responsibility for the administration of this Indenture.

        “Restricted Securities” has the meaning specified in Section 2.05(b).

        “Securities” means any capital stock of the Issuer.

        “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

        “Securities Law” means the Israel Securities Law, 5728 – 1968 and the regulations pursuant thereto, as in effect from time to time.

        “Significant Subsidiary” means, as of any date of determination, a Subsidiary of the Issuer that would constitute a “significant subsidiary” as such term is defined under Rule 1-02(w) of Regulation S-X of the Commission as in effect on the date of this Indenture.

        “Six Month Period” has the meaning specified in Section 8.03.

        “Subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock or other equity interest entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or managing general partner of which is such Person or a subsidiary of such Person or (b) the only general partners of which are such Person or one or more subsidiaries of such Person (or any combination thereof).

        “TASE” means the Tel Aviv Stock Exchange Ltd., or any successor thereto.

        “TASE Trading Day” means a day on which the TASE is open for trading in Ordinary Shares.

        “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of this Indenture, except as provided in Sections 11.03 and 15.07; provided that if the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.

        “Trustee” means The Bank of New York, and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee at the time serving as successor trustee hereunder.

        “Trustee Disagreement” has the meaning specified in Section 7.13(b).

        “US dollars” or “$” means the lawful currency of the United States of America.

ARTICLE 2
ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

        Section 2.01. Designation Amount and Issue of Note. The Notes shall be designated as “5% Subordinated Convertible Debentures due 2011". Notes not to exceed the aggregate principal amount of $50,000,000 upon the execution of this Indenture, or from time to time thereafter, may be executed by the Issuer in accordance with Section 2.04 and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Issuer, signed by its Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”), and attested by the manual or facsimile signature of the Treasurer or any Assistant Treasurer or the Secretary, without any further action by the Issuer hereunder.

        Section 2.02. Form of Note.  The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the form set forth in Exhibit A. The terms and provisions contained in the form of Note attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed, or conform to usage, or to indicate any special limitations or restrictions to which any particular Notes are subject.

        Section 2.03. Date and Denomination of Notes; Payments of Interest.  The Notes shall be issuable in registered form without coupons in denominations of $1.00 principal amount and integral multiples thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Note attached as Exhibit A hereto. Interest on the Notes shall be computed on the basis of a 365 day year. The term “record date” with respect to any interest payment date shall mean twelve (12) days before the interest payment date.

        Section 2.04. Execution of Notes. The Notes shall be signed in the name and on behalf of the Issuer by the manual or facsimile signature of its Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”) and attested by the manual or facsimile signature of its Secretary or any of its Assistant Secretaries or its Treasurer or any of its Assistant Treasurers (which may be printed, engraved or otherwise reproduced thereon, by facsimile or otherwise). Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto, manually executed by the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 15.11), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Issuer shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

In case any officer of the Issuer who shall have signed any of the Notes shall cease to be such officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Issuer, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such officer of the Issuer, and any Note may be signed on behalf of the Issuer by such persons as, at the actual date of the execution of such Note, shall be the proper officers of the Issuer, although at the date of the execution of this Indenture any such person was not such an officer.

        Section 2.05. Exchange and Registration of Transfer of Notes; Restrictions on Transfer. (a) The Issuer shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office and in any other office or agency of the Issuer designated pursuant to Section 4.02 being herein sometimes collectively referred to as the “Note register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and of transfers of Notes. The Note register shall be in written form or in any form capable of being converted into written form within a reasonably prompt period of time. The Trustee is hereby appointed “Note registrar,” and does hereby accept such appointment, for the purpose of registering Notes and transfers of Notes as herein provided. The Issuer may appoint one or more co-registrars in accordance with Section 4.02.

Upon surrender for registration of transfer of any Note to the Note registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Issuer pursuant to Section 4.02. Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Notes which the Noteholder making the exchange is entitled to receive bearing registration numbers not contemporaneously outstanding.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

All Notes presented or surrendered for registration of transfer or for exchange, redemption or conversion shall (if so required by the Issuer or the Note registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer, and the Notes shall be duly executed by the Noteholder thereof or his attorney duly authorized in writing.

No service charge shall be made to any holder for any registration of, transfer or exchange of Notes, but the Issuer may require payment by the holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

Neither the Issuer nor the Trustee nor any Note registrar shall be required to exchange or register a transfer of (a) any Notes for a period of fifteen (15) days next preceding any selection of Notes to be redeemed, (b) any Notes surrendered for conversion pursuant to Article 14 or (c) any Notes tendered for redemption (and not withdrawn) pursuant to Section 3.02.

        (b) Every Note that bears or is required under this Section 2.05(b) to bear the legend set forth in this Section 2.05(b) (together with any Ordinary Shares issued upon conversion of the Notes and required to bear the legend set forth in Section 2.05(c), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Sections 2.05(b) and 2.05 (c), as applicable (including those set forth in the legends below) unless such restrictions on transfer shall be waived by written consent of the Issuer, and the holder of each such Restricted Security, by such Note holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in Sections 2.05(b) and 2.05(c), the term “transfer” encompasses any sale, pledge, loan, transfer or other disposition whatsoever of any Restricted Security or any interest therein.

Until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than Ordinary Shares, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 2.05(c), if applicable) shall bear a legend in substantially the following form, unless such Note has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer), or unless otherwise agreed by the Issuer in writing, with written notice thereof to the Trustee:

THE NOTE EVIDENCED HEREBY AND THE ORDINARY SHARES ISSUABLE UPON CONVERSION THEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF A REGISTRATION STATEMENT WITH RESPECT TO THE SECURITIES SO OFFERED OR SOLD IN EFFECT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL (SATISFACTORY IN FORM AND SUBSTANCE TO THE ISSUER) THAT SUCH REGISTRATION IS NOT REQUIRED.

Any Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms or as to conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of such Note for exchange to the Note registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.05(b).

        (c)        (i) Until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), any stock certificate representing Ordinary Shares issued upon conversion of any Restricted Note shall bear a legend in substantially the following form, unless such Ordinary Shares have been registered under a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such exchange), or unless otherwise agreed by the Issuer in writing with written notice thereof to the transfer agent:

THE ORDINARY SHARES EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF A REGISTRATION STATEMENT WITH RESPECT TO THE SECURITIES SO OFFERED OR SOLD IN EFFECT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL (SATISFACTORY IN FORM AND SUBSTANCE TO THE ISSUER) THAT SUCH REGISTRATION IS NOT REQUIRED.

Any such Ordinary Shares as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of the certificates representing such shares of Ordinary Shares for exchange in accordance with the procedures of the transfer agent for the Ordinary Shares, be exchanged for a new certificate or certificates for a like number of shares of Ordinary Shares, which shall not bear the restrictive legend required by this Section 2.05(c).

        (d) Any Note or Ordinary Shares issued upon the conversion of a Note that is purchased or owned by the Issuer or any Affiliate thereof may not be resold by the Issuer or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act.

        (e) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions or transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

        Section 2.06. Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Issuer in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and make available for delivery, a new Note, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case, the applicant for a substituted Note shall furnish to the Issuer, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Issuer, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Following receipt by the Trustee or such authenticating agent, as the case may be, of satisfactory security or indemnity and evidence, as described in the preceding paragraph, the Trustee or such authenticating agent may authenticate any such substituted Note and make available for delivery such Note. Upon the issuance of any substituted Note, the Issuer may require the payment by the holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Note which has matured or is about to mature or is to be converted into Ordinary Shares shall become mutilated or be destroyed, lost or stolen, the Issuer may, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Issuer, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or in connection with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Issuer, the Trustee and, if applicable, any paying agent or conversion agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or conversion or redemption of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or conversion or redemption of negotiable instruments or other securities without their surrender.

        Section 2.07. Temporary Notes.  Pending the preparation of Notes in certificated form, the Issuer may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon the written request of the Issuer, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Notes in certificated form, but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Issuer. Every such temporary Note shall be executed by the Issuer and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Notes in certificated form. Without unreasonable delay, the Issuer will execute and deliver to the Trustee or such authenticating agent Notes in certificated form and thereupon any or all temporary Notes may be surrendered in exchange therefor, at each office or agency maintained by the Issuer pursuant to Section 4.02 and the Trustee or such authenticating agent shall authenticate and make available for delivery in exchange for such temporary Notes an equal aggregate principal amount of Notes in certificated form. Such exchange shall be made by the Issuer at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Notes in certificated form authenticated and delivered hereunder.

        Section 2.08. Cancellation of Notes.  All Notes surrendered for the purpose of payment, redemption, conversion, exchange or registration of transfer shall, if surrendered to the Issuer or any paying agent or any Note registrar or any conversion agent, be surrendered to the Trustee and promptly canceled by it, or, if surrendered to the Trustee, shall be promptly canceled by it, and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of such canceled Notes in accordance with its customary procedures. If the Issuer shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.

        Section 2.09. CUSIP Numbers.  The Issuer in issuing the Notes may use CUSIP numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers, as appropriate, in notices of redemption as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly notify the Trustee of any change in the CUSIP numbers.

ARTICLE 3
REDEMPTION OF NOTES

        Section 3.01. Redemption of Notes.  Except as otherwise provided in Sections 3.02 and 3.03, the Issuer may not redeem any Notes prior to maturity.

        Section 3.02. Redemption at Option of Issuer.  The Issuer may, at its option, announce the early redemption of the Notes or part thereof, provided that the outstanding aggregate balance of principal on account of the Notes is equal to or less than $500,000. In the event that the Issuer chooses to redeem the Notes pursuant to this Section 3.02, the Issuer will redeem 100% of the Notes; no partial redemptions shall be permitted. The Issuer will provide notice to Noteholders as set forth in this Section 3,02 below and to the Trustees at least 30 days prior to any such redemption. Upon such early redemption, the Issuer will pay to the Noteholders the amount of outstanding principal of the Notes and interest accrued as of the redemption date. The Issuer will also furnish notice of any resolution by the Board of Directors to the Commission on Form 6-K, and in an Immediate Report in Israel as well as a notice to be published in two Israeli newspapers with wide circulation in Israel. The date of the early redemption will be between 30 to 45 days after the date of the Issuer’s notification.

        Section 3.03. Mandatory Redemption by the Issuer in a Certain Event. Section 14.04 provides for certain adjustments to the Conversion Rate and further provides that the Issuer may elect not to adjust the Conversion Rate if certain conditions occur. In the event that (i) the Issuer elects not to make an otherwise required adjustment to the Conversion Rate in accordance with the provisions of Section 14.04, and (ii) the closing price of the Issuer’s ordinary shares on NASDAQ (or such other stock exchange or quotation system on which its ordinary shares are listed in the event that they cease to be traded on NASDAQ) on the trading day immediately prior to the date on which the Issuer consummates the $75 million financing described in Section 14.04 is equal to or is lower than $_____, then the Issuer will redeem the Notes held of record on the date of its announcement of the consummation of such financing (and which are not subsequently converted, if permitted). The Issuer will announce the redemption and the redemption date by filing a report on Form 6-K and in an Immediate Report in Israel, as well as a notice to be published in two Israeli newspapers with wide circulation in Israel. The redemption date shall be 21 days after the date of announcement. Conversion of the debentures will not be permitted during the 16 days prior to the redemption date. Upon redemption of the Notes under this Section 3.03, accrued interest will not be payable, and the Issuer will pay the Noteholders, as soon as practicable following the redemption date, the amount of the outstanding principal on the Notes, plus an early redemption premium in an amount equal to 15% of the amount of the outstanding principal on the Notes.

        Section 3.04. Notes Owned by Issuer or Its Subsidiaries.  (a) The Issuer and any Subsidiary thereof may purchase Notes at any time, and must provide prompt notice thereof to the Trustees.

    (b)        Any Notes purchased by the Issuer shall be cancelled upon such purchase.

    (c)        Any Notes purchased by a Subsidiary of the Issuer shall be disregarded in connection with any direction, consent, waiver, vote or other action of the Noteholders under this Indenture in accordance with Section 9.04.

ARTICLE 4
PARTICULAR COVENANTS OF THE COMPANY

        Section 4.01. Payment of Principal and Interest. The Issuer covenants and agrees that it will duly and punctually pay or cause to be paid the principal of (including the redemption price upon redemption pursuant to Article 3), and interest, on each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

        Section 4.02. Maintenance of Office or Agency. The Issuer will maintain an office or agency in London, England where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion or redemption and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer will give prompt written notice to the Trustees of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the principal corporate trust office of the Trustee in London which office is located as of the date hereof at One Canada Square, London E14 5AL.

The Issuer may also from time to time designate co-registrars and one or more offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer will give prompt written notice of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby initially appoints The Bank of New York as principal paying agent, Note registrar and conversion agent and each of the Corporate Trust Office and the office of agency of the Trustee shall be considered as one such office or agency of the Issuer for each of the aforesaid purposes. The Bank of New York hereby accepts such appointments. In addition, the Issuer hereby initially appoints Hermetic Trust (1975) Ltd. as Co-Trustee. Hermetic Trust (1975) Ltd. hereby accepts such appointment.

So long as the Trustee is the Note registrar, the Trustee agrees to mail, or cause to be mailed, the notices set forth in Section 7.09 and the third paragraph of Section 7.10. If co-registrars have been appointed in accordance with this Section, the Trustee shall mail such notices only to the Issuer and the holders of Notes it can identify from its records.

        Section 4.03. Appointments to Fill Vacancies in Trustees’ Office. The Issuer, whenever necessary to avoid or fill a vacancy in the office of Trustee or Co-Trustee, will appoint, in the manner provided in Section 7.09, a Trustee or Co-Trustee, so that there shall at all times be a Trustee and a Co-Trustee hereunder. The appointment of any such entity located and operating in the State of Israel shall be in accordance with the applicable provisions of the Securities Law.

        Section 4.04. Provisions as to Paying Agent. (a) If the Issuer shall appoint a paying agent other than the Trustee, or if the Trustee shall appoint such a paying agent, the Issuer will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

(1)	that it will hold all sums held by it as such agent for the payment of the principal of or interest on the Notes in trust for the benefit of the holders of the Notes;

(2)	that it will give the Trustee notice of any failure by the Issuer to make any payment of the principal of or interest on the Notes when the same shall be due and payable; and

(3)	that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Issuer shall, on or before each due date of the principal of or interest on the Notes, deposit with the paying agent a sum (in funds which are immediately available on the due date for such payment) sufficient to pay such principal or interest, and (unless such paying agents is the Trustee) the Issuer will promptly notify the Trustees of any failure to take such action; provided that if such deposit is made on the due date, such deposit shall be received by the paying agent by 10:00 a.m. London time, on such date.

        (b) If the Issuer shall act as its own paying agent, it will, on or before each due date of the principal of or interest on the Notes, set aside, segregate and hold in trust for the benefit of the holders of the Notes a sum sufficient to pay such principal or interest so becoming due and will promptly notify the Trustees of any failure to take such action and of any failure by the Issuer to make any payment of the principal of or interest on the Notes when the same shall become due and payable.

        (c) Anything in this Section 4.04 to the contrary notwithstanding, the Issuer may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Issuer or any paying agent hereunder as required by this Section 4.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Issuer or any paying agent to the Trustee, the Issuer or such paying agent shall be released from all further liability with respect to such sums.

        (d) Anything in this Section 4.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 4.04 is subject to Sections 13.03 and 13.04.

No Trustee shall be responsible for the actions of any other paying agents (including the Issuer if acting as its own paying agent) and shall have no control of any funds held by such other paying agents.

        Section 4.05. Existence. Subject to Article 12, the Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights (charter and statutory); provided that the Issuer shall not be required to preserve any such right if the Issuer shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and that the loss thereof is not disadvantageous in any material respect to the Noteholders.

        Section 4.06. Stay, Extension and Usury Laws. The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Issuer from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture and the Issuer (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

        Section 4.07. Compliance Certificate. The Issuer shall deliver to the Trustees, within one hundred twenty (120) days after the end of each fiscal year of the Issuer, a certificate signed by either the principal executive officer, principal financial officer or principal accounting officer of the Issuer, stating whether or not to the best knowledge of the signer thereof the Issuer is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Issuer shall be in default, specifying all such defaults and the nature and the status thereof of which the signer may have knowledge.

The Issuer will deliver to the Trustees, forthwith upon becoming aware of (i) any default in the performance or observance of any covenant, agreement or condition contained in this Indenture, or (ii) any Event of Default, an Officers’ Certificate specifying with particularity such default or Event of Default and further stating what action the Issuer has taken, is taking or proposes to take with respect thereto.

Any notice required to be given under this Section 4.07 shall be delivered to a Responsible Officer of the Trustee at its Corporate Trust Office and to the Co-Trustee at its address as specified in Section 15.03.

ARTICLE 5
NOTEHOLDERS’ LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE

        Section 5.01. Noteholders’ Lists. The Issuer covenants and agrees that it will furnish or cause to be furnished to the Trustee, semiannually, not more than fifteen (15) days after each May 1 and November 1 in each year beginning with May 1, 2006, and at such other times as the Trustee may request in writing, within thirty (30) days after receipt by the Issuer of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the holders of Notes (to the extent available to the Issuer) as of a date not more than fifteen (15) days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished by the Issuer to the Trustee so long as the Trustee is acting as the sole Note registrar.

        Section 5.02. Preservation and Disclosure of Lists. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Notes contained in the most recent list furnished to it as provided in Section 5.01 or maintained by the Trustee in its capacity as Note registrar or co-registrar in respect of the Notes, if so acting. The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

        (b) The rights of Noteholders to communicate with other holders of Notes with respect to their rights under this Indenture or under the Notes, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

        (c) Every Noteholder, by receiving and holding the same, agrees with the Issuer and the Trustee that neither the Issuer nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of holders of Notes made pursuant to the Trust Indenture Act.

        Section 5.03. Reports by Trustee. (a) Within sixty (60) days after May 15 of each year commencing with the year 2006, the Trustee shall transmit to holders of Notes and the Co-Trustee such reports dated as of May 15 of the year in which such reports are made concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. The Noteholders may review such report at the offices of the Trustee and the offices of the Co-Trustee during normal working hours.

        (b) A copy of such report shall, at the time of such transmission to holders of Notes, be filed by the Trustee with each stock exchange and automated quotation system upon which the Notes are listed and with the Issuer. The Issuer will promptly notify the Trustee in writing when the Notes are listed on any stock exchange or automated quotation system or delisted therefrom.

        (c) The Co-Trustee shall prepare an annual report concerning the Co-Trustee and its actions as required under the Securities Law and any regulation promulgated thereunder from time to time. The Noteholders may review such report at the offices of the Co-Trustee during normal working hours. The Co-Trustee shall furnish a copy of such report to the Trustee and to any Noteholder who so requests in writing.

        Section 5.04. Reports by Issuer. The Issuer shall file with the Trustees, the Commission and the ISA and transmit to holders of Notes, such information, documents and other reports and such summaries thereof, as may be required pursuant to the Trust Indenture Act and/or the Securities Law at the times and in the manner provided pursuant to such Act or Law, whether or not the Notes are governed by such Act or Law, and the Issuer shall deliver to the Trustees any additional information which may be reasonably requested by either of the Trustees from time to time; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act and/or the ISA pursuant to the Securities Law shall be filed with the Trustees within fifteen (15) days after the same is so required to be filed with the Commission and/or the ISA. Delivery of such reports, information and documents to the Trustees is for informational purposes only and the Trustees’ receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustees are entitled to rely exclusively on an Officers’ Certificate).

ARTICLE 6
REMEDIES OF THE TRUSTEE AND NOTEHOLDERS ON AN EVENT OF DEFAULT

        Section 6.01. Events of Default. In case one or more of the following Events of Default (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

(a)	default in the payment of any amount of interest upon any of the Notes, as and when the same shall become due and payable, and continuance of such default for a period of fourteen (14) Business Days following the date on which such payment is due under the terms hereof (and subject to Article 8); or

(b)	default in the payment of the principal of any of the Notes as and when the same shall become due and payable either at maturity (subject to Article 8) or in connection with any redemption or otherwise, pursuant to Article 3, by acceleration or otherwise and continuance of such default for a period of fourteen (14) Business Days; or

(c)	The Issuer takes any corporate action or other steps are taken or proceedings are started or are consented to or any order is made for its winding-up, liquidation, bankruptcy, dissolution, administration or re-organization (or for the suspension of payments generally or any process giving protection against creditors) or for the appointment of a liquidator, receiver, administrator, administrative receiver or similar officer of it or of all or any part of its revenues or assets or such a person is appointed, which action, steps, proceedings or order are not cancelled or withdrawn within 60 (sixty) days of the occurrence or institution thereof; or

(d)	an involuntary case or other proceeding shall be commenced against the Issuer seeking liquidation, reorganization or other relief with respect to the Issuer or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Issuer or any substantial part of the property of the Issuer, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) consecutive days, then, and in each and every such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or Co-Trustee, or both acting jointly, by notice in writing to the Issuer shall declare the principal of all the Notes and the interest accrued thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Notes contained to the contrary notwithstanding, but subject to Article 8. This provision, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Issuer shall pay or shall deposit with the Trustees a sum sufficient to pay all matured installments of interest upon all Notes and the principal of any and all Notes which shall have become due otherwise than by acceleration (with interest on overdue installments of interest (to the extent that payment of such interest is enforceable under applicable law) and on such principal at the rate borne by the Notes, to the date of such payment or deposit) and amounts due to the Trustees pursuant to Section 7.05, and if any and all defaults under this Indenture, other than the nonpayment of principal of and accrued interest on Notes which shall have become due by acceleration, shall have been cured or waived pursuant to Section 6.07, then and in every such case the holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Issuer and to the Trustees, may waive all defaults or Events of Default and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or Event of Default, or shall impair any right consequent thereon. The Issuer shall notify in writing a Responsible Officer of the Trustee and of the Co-Trustee, promptly upon becoming aware thereof, of any Event of Default.

Provided, that the Trustees may not declare any amount due and payable prior to its maturity and shall not take any action against the Issuer unless the Event of Default remains unremedied within thirty-nine (39) days of the later of (i) the receipt by the Issuer of demand to cure such default and (ii) the receipt by the Lenders from either the Co-Trustee or the Trustee of a copy of such demand to cure, such notice to the Lenders to have been made in accordance with addresses and contact details of the representative of the Lenders provided by the Issuer to the Co-Trustee or to the Trustee from time to time.

In case the Trustees shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, the Co-Trustee or both, then and in every such case the Issuer, the holders of Notes, and the Trustees shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Issuer, the holders of Notes, and the Trustees shall continue as though no such proceeding had been taken.

        Section 6.02. Payments of Notes on Default; Suit Therefor. The Issuer covenants that (a) in case default shall be made in the payment of any installment of interest upon any of the Notes as and when the same shall become due and payable, and such default shall have continued for a period of fourteen (14) Business Days, or (b) in case a default shall be made in the payment of the principal of any of the Notes as and when the same shall have become due and payable, whether at maturity of the Notes or in connection with any redemption of the Notes, by acceleration or otherwise, and such default shall have continued for a period of fourteen (14) Business Days, then, upon demand of the Trustees, but subject to Article 8 below, the Issuer will pay to the Trustee, for the benefit of the holders of the Notes, the whole amount that then shall have become due and payable on all such Notes for principal or interest, as the case may be, with interest upon the overdue principal and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustees, their agents, attorneys and counsel, and all other amounts due the Trustees under Section 7.05. Until such demand by the Trustees, the Issuer may pay the principal of and interest on the Notes to the registered holders, whether or not the Notes are overdue.

In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Trustees, in their own name and as trustees of an express trust, shall be entitled and empowered (but not required) to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Issuer and collect in the manner provided by law out of the property of the Issuer wherever situated the monies adjudged or decreed to be payable.

In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Issuer under Title 11 of the United States Code, liquidation, insolvency or reorganization proceedings under the Israeli Companies Ordinance – 1983, Section 350 of the Israeli Companies Law – 2000, or under any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer the property of the Issuer, or in the case of any other judicial proceedings relative to the Issuer upon the Notes, or to the creditors or property of the Issuer, the Trustees, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustees shall have made any demand pursuant to the provisions of this Section 6.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustees and of the Noteholders allowed in such judicial proceedings relative to the Issuer, its creditors, or its property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustees under Section 7.05, and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Noteholders to make such payments to the Trustees, and, in the event that the Trustees shall consent to the making of such payments directly to the Noteholders, to pay to the Trustees any amount due it for reasonable compensation, expenses, advances and disbursements, including counsel fees and expenses incurred by them up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property which the holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustees without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustees shall be brought in their own name as trustees of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustees, their agents and counsel, be for the ratable benefit of the holders of the Notes.

In any proceedings brought by the Trustee or the Co-Trustee, or both (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee or the Co-Trustee, or both shall be a party) the Trustee or the Co-Trustee, or both shall be held to represent all the holders of the Notes, and it shall not be necessary to make any holders of the Notes parties to any such proceedings.

        Section 6.03. Application of Monies Collected by Trustees. Any monies collected by the Trustee or the Co-Trustee, or both pursuant to this Article 6 shall be applied in the order following, at the date or dates fixed by the Trustees for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

FIRST: To the payment of all amounts due (a) the Trustee and then (b) the Co-Trustee under Section 7.05;

SECOND: In case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on the Notes in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustees) upon the overdue installments of interest at the rate borne by the Notes, such payments to be made ratably to the Persons entitled thereto;

THIRD: In case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount then owing and unpaid upon the Notes for principal and interest with interest on the overdue principal and (to the extent that such interest has been collected by the Trustees) upon overdue installments of interest at the rate borne by the Notes, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal and interest without preference or priority of principal over interest or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal and accrued and unpaid interest; and

FOURTH: To the payment of the remainder, if any, to the Issuer or any other Person lawfully entitled thereto.

        Section 6.04. Proceedings by Noteholder. Subject to the further provisions of this Section 6.04, no holder of any Note shall have any right by virtue of or by reference to any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder.

Notwithstanding any other provision of this Indenture, the right of any holder of any Note to receive payment of the principal of and accrued interest on such Note, on or after the respective due dates expressed in such Note, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such holder.

Notwithstanding any other provision of this Indenture, the right of any holder of any Note to institute suit for the enforcement of the right to convert the Note as provided herein, shall not be impaired or affected without the consent of the holder.

No one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

        Section 6.05. Proceedings by Trustees. In case of an Event of Default, the Trustee and the Co-Trustee may, jointly or separately in their discretion, proceed to protect and enforce the rights vested in it or them by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustees by this Indenture or by law.

        Section 6.06. Remedies Cumulative and Continuing. Except as provided in Section 2.06, all powers and remedies given by this Article 6 to the Trustees or to the Noteholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustees or the holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustees or of any holder of any of the Notes to exercise any right or power accruing upon any default or Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or any acquiescence therein, and, subject to the provisions of Section 6.04, every power and remedy given by this Article 6 or by law to the Trustees or to the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee, the Co-Trustee or by the Noteholders.

        Section 6.07. Direction of Proceedings and Waiver of Defaults by Noteholders.

(a)	Direction of Proceedings by Noteholders. The holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 9.04 shall have the right to direct in accordance with Section 9.01, the time, method and place of conducting any proceeding for any remedy available to the Trustees or exercising any trust or power conferred on the Trustees; provided that (a) such direction shall not be in conflict with any rule of law or with this Indenture, (b) the Trustees may take any other action which is not inconsistent with such direction and (c) the Trustees may decline to take any action that would benefit some Noteholder to the detriment of other Noteholders.

(b)	Waiver of Defaults by Noteholders. The holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 9.04, shall have the right (subject to the next paragraph below) to direct, in accordance with Section 9.01, a waiver, on behalf of the holders of all of the Notes, of any past default or Event of Default hereunder and its consequences, provided that such direction to waive is given at a meeting of the Noteholders, in accordance with Article 10, and that such waiver be approved by the vote of holders of at least 75% of the principal amount of the Notes present or represented in that Noteholders meeting.

Notwithstanding the former paragraph above, the following defaults may not be waived without the consent of the holders of each or all Notes then outstanding or affected thereby: (i) a default in the payment of interest on, or the principal of, the Notes, (ii) a failure by the Issuer to convert any Notes into Ordinary Shares, (iii) a default in the payment of the redemption price pursuant to Section 3.03, or (iv) a default in respect of a covenant or provisions hereof which under the provisions of the Trust Indenture Act cannot be modified or amended without the consent of the holders of each or all Notes then outstanding or affected thereby.

Upon any such waiver, the Issuer, the Trustees and the holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default hereunder shall have been waived as permitted by this Section 6.07, said default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

        Section 6.08. Notice of Defaults. The Trustees shall, within ninety (90) days after a Responsible Officer of the Trustee and of the Co-Trustee have actual knowledge of the occurrence of a default, mail to all Noteholders, as the names and addresses of such holders appear upon the Note register, notice of all defaults known them, unless such defaults shall have been cured or waived before the giving of such notice.

        Section 6.09. Undertaking to Pay Costs. All parties to this Indenture agree, and each holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustees for any action taken or omitted by them as Trustees, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.09 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee or the Co-Trustee, or both, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than ten percent (10%) in principal amount of the Notes at the time outstanding determined in accordance with Section 9.04, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or interest on any Note on or after the due date expressed in such Note or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article 14.

        Section 6.10. Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of or interest on any Note, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer in this Indenture or in any supplemental indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

ARTICLE 7
THE TRUSTEES

        Section 7.01. Duties and Responsibilities of Trustees. The Trustees prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertake to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived), the Trustees shall exercise such of the rights and powers vested in them by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

No provision of this Indenture shall be construed to relieve the Trustees from liability for their own negligent action, their own negligent failure to act or their own willful misconduct, except that:

(a)	prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:

(i)	the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and the Trust Indenture Act (and, in the case of the Co-Trustee, by the express provisions of this Indenture and the Securities Law), and the Trustees shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture, the Trust Indenture Act and/or the Securities Law (as applicable) against the Trustees; and

(ii)	in the absence of bad faith and willful misconduct on the part of the Trustees, the Trustees may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustees and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustees, the Trustees shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein);

(b)	the Trustees shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee or Responsible Officers or Officers of the Co-Trustee, unless the Trustees were negligent in ascertaining the pertinent facts;

(c)	the Trustees shall not be liable with respect to any action taken or omitted to be taken by them in good faith in accordance with the written direction of the holders of not less than a majority in principal amount of the Notes at the time outstanding determined as provided in Section 9.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustees, or exercising any trust or power conferred upon the Trustees under this Indenture;

(d)	whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustees shall be subject to the provisions of this Section;

(e)	the Trustees shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Issuer or any paying agent or any records maintained by any co-registrar with respect to the Notes;

(f)	if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustees, the Trustees may conclusively rely on their failure to receive such notice as reason to act as if no such event occurred; and

(g)	the Trustee or Co-Trustee, as the case may be, shall not be deemed to have notice of any default or Event of Default hereunder unless a Responsible Officer thereof shall have actual knowledge thereof or unless written notice of any event which is in fact such a default or Event of Default is received by a Responsible Officer of the Trustee or the Co-Trustee, as the case may be, and such notice references the Notes and this Indenture.

None of the provisions contained in this Indenture shall require the Trustees to expend or risk their own funds or otherwise incur personal financial liability in the performance of any of their duties or in the exercise of any of their rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to them.

        Section 7.02. Rights of Trustees; Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 7.01:

(a)	the Trustees may conclusively rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon or other paper or document (whether in its original or facsimile form) believed by them in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b)	any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustees by a copy thereof certified by the Secretary or an Assistant Secretary of the Issuer;

(c)	the Trustees may each consult with counsel or other professional advisors of its own selection and any such advice so received or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance on such advice or Opinion of Counsel;

(d)	the Trustees shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustees security or indemnity satisfactory to them against the costs, expenses and liabilities which may be incurred therein or thereby;

(e)	the Trustees shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustees may make such further inquiry or investigation into such facts or matters as they may see fit, and, if the Trustees shall determine to make such further inquiry or investigation, they shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(f)	the Trustees may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustees shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by them with due care hereunder;

(g)	the Trustees shall not be liable for any action taken, suffered or omitted to be taken by them in good faith and reasonably believed by them to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;delivery of reports, information and documents to the Trustees under any Section 5.04 is for informational purposes only and the Trustees’ receipt of the foregoing shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of their covenants hereunder (as to which the Trustees are entitled to rely exclusively on Officers’ Certificates) except as otherwise required in this Indenture or the terms of the Notes;

(h)	the Trustees shall not have any obligation or duty to monitor, determine or inquire as to compliance, and shall not be responsible or liable for compliance with restrictions on transfer, exchange, redemption, purchase or repurchase, as applicable, of minimum denominations imposed under this Indenture or under applicable law or regulation with respect to any transfer, exchange, redemption, purchase or repurchase, as applicable, of any interest in any Notes;

(i)	in no event shall the Trustees be responsible or liable for any failure or delay in the performance of their obligations hereunder arising out of, or caused by, directly or indirectly, forces beyond their control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God; it being understood that the Trustees shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances;

(j)	the rights, privileges, protections, immunities and benefits given to the Trustees including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustees in each of their capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(k)	the Trustees may request that the Issuer deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(l)	the Trustees are not required to give any bond or surety with respect to the performance or their duties or the exercise of their powers under this Indenture or the Notes;

(m)	the Trustees will not be liable to any person if prevented or delayed in performing any of their obligations or discretionary functions under this Indenture by reason of any present or future law applicable to them, by any governmental or regulatory authority;

(n)	in the event the Trustees receive inconsistent or conflicting requests and indemnity from two or more groups of Holders, each representing less than a majority in aggregate principal amount of the Notes then outstanding, pursuant to the provisions of this Indenture, the Trustees, in their sole discretion, may determine what action, if any, will be taken and shall not incur any liability for their failure to act until such inconsistency or conflict is, in their reasonable opinion, resolved;

(o)	the Trustees shall not be liable for any error of judgment made in good faith unless it is proved that the Trustees were grossly negligent in ascertaining the pertinent facts;

(p)	the Trustees shall not be liable for any consequential loss (being loss of business, goodwill, opportunity or profit of any kind) of the Issuer; and

(q)	the permissive right of the Trustees to take the actions permitted by this Indenture shall not be construed as an obligation or duty to do so.

        Section 7.03. No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Issuer, and the Trustees assume no responsibility for the correctness of the same. The Trustees make no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustees shall not be accountable for the use or application by the Issuer of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

        Section 7.04. Monies to Be Held in Trust. Subject to the provisions of Section 13.04, all monies received by the Trustees shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed in writing from time to time by the Issuer and the Trustee.

        Section 7.05. Compensation and Expenses of Trustees. (a) The Issuer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to from time to time in writing between the Issuer and the Trustee, and the Issuer will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence, willful misconduct or bad faith.

        (b) The Issuer will pay to the Co-Trustee the following fees for its services under this Indenture:

(i)	For each of the years from the second year of the trust hereunder (that is from the expiry of 12 months from the date of this Indenture) in which there are still Notes outstanding, a sum of $10,000 (referred to in this section 7.05(b) as: the “Annual Fee”). The Annual Fee will be paid to the Co-Trustee at the beginning of each year of the trust. The Annual Fee will be paid to the Co- Trustee for the period until the end of the period of the trust pursuant to the terms of this Indenture even if a receiver and/or an administrative receiver is appointed for the Issuer and/or even if the trust pursuant to this Indenture is managed under the supervision of a court. If the term of the Co-Trustee’s office has come to an end, the Co-Trustee will not be entitled to the payment of its fee from the date on which its term of office has ended. Should the term of the Co-Trustee’s office come to an end during the course of a year of the trust, the Co-Trustee will refund to the Issuer the portion of the Annual Fee paid for the months on which the it has not acted as a Co-Trustee. The Annual Fee is not payable for the first year of the trust; and

(ii)	The Co-Trustee is entitled to payment for the time actually spent by the Co-Trustee in connection with this Indenture and the trust hereunder prior the execution of this Indenture in the total amount of approximately $5,000; and

(iii)	The Co-Trustee will be entitled to the reimbursement of the reasonable expenses that it has incurred in the fulfillment of its roles and duties hereunder. Regarding expenses for an expert opinion, the Co-Trustee will give prior notice to the Issuer of its intention to request an expert opinion; and

(iv)	The Co-Trustee will also be entitled to additional payment to the extent that the Co-Trustee is required to take any action as a result of a default on this Indenture by the Issuer or an Event of Default. This payment will be calculated according to the time actually spent by the Co-Trustee in connection with these actions, based on an agreed hourly rate of up to $200; and

(v)	In the event that, due to changes in the applicable law in Israel, the Co-Trustee shall be required to perform additional reviews or prepare additional reports, the Co-Trustee shall be entitled to additional fees as shall be agreed upon by the Co-Trustee and the Issuer.

Israeli Value added tax, if applicable, will be added to the payments due to the Co-Trustee hereunder and will be paid by the Issuer. The Issuer covenants and agrees to reimburse the Co-Trustee for the costs incurred by the Co-Trustee for an insurance policy providing for coverage in respect of expenses of the Co-Trustee resulting from any litigation action taken against the Co-Trustee under the competent jurisdiction of a United States court, in connection with the actions and duties of the Co-Trustee under this Indenture.

        (c) The Issuer also covenants to indemnify each of the Trustee and the Co-Trustee and any predecessor Trustees (or any officer, director or employee of the Trustees), in any capacity under this Indenture and its agents and any authenticating agent for, and to hold them harmless against, any and all loss, liability, damage, claim or expense including taxes (other than taxes based on the income of the Trustees) incurred without negligence, willful misconduct or bad faith on the part of the Trustee or the Co-Trustee or such officers, directors, employees and agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim (whether asserted by the Issuer, any holder or any other Person) of liability in the premises. For the avoidance of doubt, neither of the Trustee nor the Co-Trustee shall be denied any indemnification to which it is entitled pursuant to this Section 7.05(c) as the result of the other’s negligence, willful misconduct or bad faith. The obligation of the Issuer under this Section 7.05 shall survive the satisfaction and discharge of this Indenture.

         (d) When the Trustees and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.01(c) or (d) with respect to the Issuer occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

        Section 7.06. Officers’ Certificate as Evidence. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustees shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of bad faith or willful misconduct on the part of the Trustees, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustees.

        Section 7.07. Conflicting Interests of Trustee and the Co-Trustee. (a) If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

        (b) If, with respect to the Co-Trustee, there at any time exist circumstances which may constitute a conflict of interests as provided in Section 35(E)(2) of the Securities Law, the Co-Trustee shall either eliminate such circumstances or resign, to the extent and in the manner provided by, and subject to the provisions of, the Securities Law.

        Section 7.08. Eligibility of Trustee and Co-Trustee. (a) There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 (or if such Person is a member of a bank holding company system, its bank holding company shall have a combined capital and surplus of at least $50,000,000). If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.08, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

        (b) There shall at all times be a Co-Trustee hereunder which shall be a Person that is eligible pursuant to the Securities Law to act as a trustee for debentures issued to the Israeli public. If at any time the Co-Trustee shall cease to be eligible in accordance with the provisions of the Securities Law, it shall resign immediately in the manner and with the effect specified in Section 7.09.

         Section 7.09. Resignation or Removal of the Trustee and of the Co-Trustee.    (a) (i) The Trustee may at any time resign by giving written notice of such resignation to the Issuer, the Co-Trustee and to the holders of Notes. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee by written instrument, in triplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee, one copy to the successor trustee and one copy to the Co-Trustee. If no successor trustee shall have been so appointed and have accepted appointment sixty (60) days after the mailing of such notice of resignation to the Noteholders, the resigning Trustee may, upon ten (10) Business Days’ notice to the Issuer, the Co-Trustee and the Noteholders, appoint a successor identified in such notice or may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor trustee, or, if any Noteholder who has been a bona fide holder of a Note or Notes for at least six (6) months may, subject to the provisions of Section 6.09, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

    (ii)        The provisions of the Securities Law will apply to the expiry of the appointment of the Co-Trustee as a trustee under this Indenture upon the occurrence of certain events specified therein and to the appointment of a successor trustee in such an event.

    (iii)        Subject to the applicable provisions of the Securities Law, the Co-Trustee and any successor co-trustee that replaces the Co-Trustee may resign from their office as trustee after giving notice in writing to the Issuer, the Trustee and the Noteholders three (3) months in advance, in which the reasons for the resignation will be specified. Such resignation will come into effect only after it has been approved by a court of competent jurisdiction in the State of Israel and on the date specified in such court approval. The Issuer shall promptly notify the Trustees and the Noteholders of such approval.

        (b) In case at any time any of the following shall occur:

(i)	the Trustee or the Co-Trustee shall fail to comply with Section 7.07 after written request therefor by the Issuer or by any Noteholder who has been a bona fide holder of a Note or Notes for at least six (6) months; or

(ii)	the Trustee or the Co-Trustee shall cease to be eligible in accordance with the relevant provisions of Section 7.08 and shall fail to resign after written request therefor by the Issuer or by any such Noteholder; or

(iii)	the Trustee or the Co-Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or the Co-Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Issuer may remove the Trustee or the Co-Trustee and appoint a successor trustee by written instrument, in triplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee or the Co-Trustee so removed, one copy to the successor trustee and one copy to the Co-Trustee, or, subject to the provisions of Section 6.09, any Noteholder who has been a bona fide holder of a Note or Notes for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee or the Co-Trustee and the appointment of a successor trustee; provided that if no successor trustee shall have been appointed and have accepted appointment sixty (60) days after either the Issuer or the Noteholders has removed the Trustee or the Co-Trustee , or the Trustee or the Co-Trustee resigns, the trustee so removed may petition, at the expense of the Issuer, any court of competent jurisdiction for an appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee or the Co-Trustee and appoint a successor trustee.

        (c) The holders of a majority in aggregate principal amount of the Notes at the time outstanding may at any time by action pursuant to Section 9.01 remove the Trustee or the Co-Trustee and nominate a successor trustee which shall be deemed appointed as successor trustee unless, within ten (10) days after notice to the Issuer of such nomination, the Issuer objects thereto, in which case the trustee so removed or any Noteholder, or if such trustee so removed or any Noteholder fails to act, the Issuer, upon the terms and conditions and otherwise as in this Section 7.09(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

        (d)          (i) Any resignation or removal of the Trustee or the Co-Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.09 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.10.

                       (ii) A court of competent jurisdiction in the State of Israel may dismiss the Co-Trustee if it has not fulfilled its duties hereunder properly or if a court of competent jurisdiction in the State of Israel should find any other reason for its dismissal. Additionally, the holders of ten percent (10%) in aggregate principal amount of the Notes may convene a general meeting of the holders of the Notes in accordance with Article 10. At such a meeting, the Co-Trustee may be removed by an affirmative vote of the holders of a majority of the aggregate principal amount of the Notes.

The ISA may petition a court of competent jurisdiction in the State of Israel to bring the Co-Trustee’s term of office to an end, pursuant to Section 35 of the Securities Law.

        Section 7.10. Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 7.09 shall execute, acknowledge and deliver to the Issuer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Issuer or of the successor trustee, the trustee ceasing to act shall, upon payment of any amount then due it pursuant to the provisions of Section 7.05, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Issuer shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such trustee as such, except for funds held in trust for the benefit of holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 7.05.

No successor trustee shall accept appointment as provided in this Section 7.10 unless, at the time of such acceptance, such successor trustee shall be qualified under the provisions of Section 7.09 and be eligible under the provisions of Section 7.08.

Upon acceptance of appointment by a successor trustee as provided in this Section 7.10, the Issuer (or the former trustee, at the written direction of the Issuer) shall mail or cause to be mailed notice of the succession of such trustee hereunder to the holders of Notes at their addresses as they shall appear on the Note register. If the Issuer fails to mail such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Issuer. The Issuer shall promptly file an Immediate Report regarding such an event, as provided in the Securities Law, as well as furnish such notice to the Commission on Form 6-K.

        Section 7.11. Succession by Merger. Any corporation into which either of the Trustees may be merged or converted or with which either of them may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee or Co-Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee or Co-Trustee (including any trust created by this Indenture), shall be the successor to the Trustee or Co-Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any corporation succeeding to all or substantially all of the corporate trust business of the Trustee or Co-Trustee, such corporation shall be qualified under the provisions of Section 7.07 and shall, in the case of the successor to the Trustee, be eligible under the provisions of Section 7.08.

In case at the time such successor to the Trustee or the Co-Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee or the Co-Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or the Co-Trustee or any authenticating agent appointed by such successor trustee may authenticate such Notes in the name of the successor trustee; and in all such cases such certificates shall have the full force that is provided in the Notes or in this Indenture; provided that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Notes in the name of any predecessor Trustee or the Co-Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

        Section 7.12. Preferential Collection of Claims. If and when the Trustee shall be or become a creditor of the Issuer, the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Issuer.

        Section 7.13. Coordination between the Trustee and the Co-Trustee. (a) Except as duties, rights and obligations are specifically attributed to one of either the Trustee or the Co-Trustee herein, the Trustee and the Co-Trustee are to take or refrain from taking all actions in the exercise of the terms of this Indenture by mutual agreement.

        (b) To the extent that the Trustee and the Co-Trustee are unable to agree to take or refrain from taking an action in accordance with Section 7.13(a) in good faith (a “Trustee Disagreement”), the Trustee or the Co-Trustee, or both of them, shall be entitled, in its sole discretion, to convene a meeting of Noteholders in accordance with Article 10. At such meeting, the Noteholders, by a vote in accordance with Section 10.10, shall be entitled to adopt a resolution resolving the Trustee Disagreement, provided, that any actions to be taken by the Trustee or the Co-Trustee, or both of them, pursuant to this Section 7.13(b), shall be in accordance with Section 6.07(a).

        (c) Upon receipt of any notice, information or other communication provided pursuant to this Indenture that is required to be made to both the Trustee and the Co-Trustee, the Trustee and Co-Trustee, if not previously contacted by the other pursuant to this Section 7.13(c), shall as promptly as practicable consult with the other, as applicable,

(i)	to confirm receipt of the notice, information or other communication;

(ii)	transmit such notice, information or other communication to the other if not yet received by the other; and

(iii)	to the extent necessary, the Trustee and Co-Trustee will consult in accordance with Section 7.13(a).

        (d) Notwithstanding any other provision of this Indenture, neither of the Trustee or the Co-Trustee shall be liable for actions taken by the other if such actions were (i) the result of negligence or willful misconduct on the part of the other; (ii) any action taken by either of the Trustee or the Co-Trustee without the knowledge of the other or (iii) any action taken or refrained from being taken by the Trustee or the Co-Trustee to which the other has stated an objection in writing.

ARTICLE 8
SUBORDINATION

        Section 8.01. Agreement to Subordinate.

(a)	The Issuer agrees, and each Holder by accepting a Note agrees, that all payments pursuant to the Notes made by or on behalf of the Issuer are subordinated to the extent and in the manner provided in this Article 8 to all existing and future obligations of the Issuer under the Credit Facility and that such subordination is for the benefit of and enforceable by the Lenders.

(b)	Each Noteholder agrees and acknowledges that the Trustee and or the Co-Trustee shall refrain from initiating any proceeding or acting in any other way against the Issuer due to the provisions of this Article 8. Each Noteholder waives any right or claim against the Trustee and/or the Co-Trustee based, inter-alia, on the grounds that the Trustee or the Co-Trustee should have initiated any proceeding or act in any other way in spite of the provisions of this Article 8 while claiming that Article 8 does not comply with any applicable law.

(c)	In the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to the Issuer or its assets, or any liquidation, dissolution or other winding-up of the Issuer, whether voluntary or involuntary, or any assignment for the benefit of creditors or other marshalling of assets or liabilities of the Issue, all existing and future obligations of the Issuer under the Credit Facility must be paid in full in cash before any payment is made on account of the principal of or interest on the Notes.

        Section 8.02. Postponement of Payments. Notwithstanding any provision herein to the contrary, the date for payment of any interest or principal on the Notes may be postponed in accordance with the provisions of Section 8.03 below, with interest continuing to accrue at its regular rate.

        Section 8.03. Postponement of Payments to the Noteholders if Defaults Occur Under the Credit Facility. (a) In the event of the existence of a default, as such term is defined in the Credit Facility (a “Credit Facility Event of Default”), on a Bank Payment Date, then, subject to the provisions below, no payment of principal or interest on the Notes shall be made and the holders and any person or entity acting on their behalf (including the Trustees) shall not be entitled to take any action against the Issuer in connection with such non-payment, unless such non-payment shall continue for a period of more than six (6) months commencing on the applicable Bank Payment Date falling immediately prior to the date of the scheduled payment in respect of the Notes due immediately after the Bank Payment Date (a “Six Month Period”). The Issuer shall notify the holders and the Trustees of any Credit Facility Event of Default.

        (b) During the Six Month Period, the following shall apply:

(i)	If during such period, the Issuer shall make any payment to the Lenders on account of interest or principal under the Credit Facility, then, on the date of such payment to the Lenders, or promptly thereafter, the Issuer shall make a payment on account of interest or principal then due and payable in respect of the Notes, such payment to be made at the same percentage of the interest or principal then due and payable on the Notes proportionate to the portion of the payment actually made to the Lenders to the amount (interest and principal as the case may be) due and payable under the Credit Facility as of the payment date;

(ii)	In the event that during such Six Month Period the Lenders and the Issuer shall reach an agreement regarding a rescheduling of payments by the Issuer to the Lenders under the Credit Facility, such rescheduling shall apply pro rata also to payments of principal and/or interest, as the case may be, in respect of the Notesand the holders of the Notes shall be bound by such rescheduling agreement, provided that any such rescheduling agreement shall apply only to payments (of principal and/or interest) scheduled to be made under the Notes and under the Credit Facility during the period of 12 (twelve) months from the relevant Bank Payment Date, and shall postpone the scheduled payment under the Notes to a date falling not more than 12 (twelve) months after the scheduled date for such payment pursuant to the terms of the Notes. (All payments, whether of interest or principal, in respect of the Notes rescheduled under any such rescheduling agreement, shall be hereinafter referred to as the “Rescheduled Note Payments”; the date of payment of Rescheduled Note Payments shall be hereinafter referred to as the “Rescheduled Note Payment Date”; and all payments, whether of interest or principal under the Credit Facility, rescheduled under such a Rescheduling Agreement, shall be hereinafter referred to as the “Rescheduled Facility Payments”.) Pursuant to any such rescheduling agreement, the Issuer shall pay to the holders of the Notes, such amounts on account of principal and/or interest, which, together with the aggregate of all payments (of principal and/or interest) actually made prior to such Rescheduled Note Payment Date in respect of the Rescheduled Note Payments under the rescheduling agreement comprises the same percentage of the scheduled repayments of principal or interest, of the aggregate Rescheduled Note Payments rescheduled under such Rescheduling Agreement as the aggregate Rescheduled Facility Payments under such rescheduling agreement actually made prior to such Rescheduled Note Payment Date comprise of the aggregate Rescheduled Facility Payments rescheduled under such Rescheduling Agreement. Alternatively, such rescheduling agreement may provide that payments of principal and interest on account of the Notes shall, with effect from the termination of such Six Month Period, be made to the holders of the Notes in accordance with the original schedule under the terms of the Notes, provided that amounts not paid during such Six Month Period, or prior thereto shall be postponed to be paid pro rata to those payments not made to the Lenders during such Six Month Period or prior thereto and the holders of the Notes shall be bound by such an agreement. If during the rescheduling period another Credit Facility Event of Default shall occur, the aforementioned provisions shall again apply. For the removal of doubt, in the event of the existence of a Credit Facility Event of Default during or after any rescheduling period under this Article 8.03(b)(ii), (including non-payment on the due date of any amount of principal or interest, whether pursuant to any rescheduling agreement or otherwise), the provisions of this Article 8.03(b)(ii) shall again apply, mutatis mutandis (all without derogating from Article 8.03(c) below).

        (c) Notwithstanding this Section 8.03, if, on a date scheduled for the payment of principal or interest on the Notes, any of the events described in Section 8.03 (c) shall occur, then no amount of whatsoever nature shall be payable by the Issuer in respect of the Notes (whether in respect of principal, interest or any other amount) until all amounts owed by the Issuer under the Credit Facility shall have been paid in full. The events are as follows:

(A) The existence of any of the following events: (i) the Issuer’s inability or admission of its inability to pay its debts as they fall due or the commencement by the Issuer of negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of its indebtedness or making a general assignment for the benefit of or a composition with its creditors (save for an event referred to in this sub-paragraph (A) comprising only the commencement of negotiations by the Issuer with individual suppliers of the Issuer to make an adjustment or rescheduling of its indebtedness to such suppliers), (ii) if the Issuer takes any corporate action or other steps are taken or proceedings are started or are consented to or any order is made for the Issuer’s winding-up, liquidation, bankruptcy, dissolution, administration or re-organisation (or for the suspension of payments generally or any process giving protection against creditors) or for the appointment of a liquidator, receiver, administrator, administrative receiver or any similar officer, against or in respect of the Issuer, its revenues or any of its assets) or any such person is appointed, provided that such actions, steps, proceedings, or orders are not cancelled or withdrawn within 60 days of the occurrence or institution thereof, (iii) any execution, attachment or sequestration or other process arises out of any third party claim against the Issuer where the amount being the subject of the relevant proceeding is in excess of $2.5 million, save where: (1) the Issuer is in good faith on reasonable grounds, contesting the execution, attachment, sequestration or other process by appropriate proceedings diligently pursued; (2) the Lenders are satisfied that the Issuer’s ability to comply with its respective obligations under the Credit Facility will not be adversely affected whilst such distress, execution, attachment, diligence or other process is being so contested; and (3) such process as aforesaid is cancelled or withdrawn not later than 45 (forty-five) days after the institution thereof;

(B) If the Lenders under the Credit Facility shall declare that all loans and/or other credits received under the Credit Facility are immediately due and payable (including where any such declaration is made following a Credit Facility Event of Default constituted by proceedings as referred to in sub-section (C) below;

(C) In the event that the holders of the Notes (or any person or entity acting on their behalf, including the Trustees), shall institute any legal proceedings against the Issuer other than in connection with excluded proceedings, and in accordance with the terms of the Notes. Excluded proceedings mean (i) proceedings where the sole claim relates to the Issuer’s failure to make payments of principal or interest on the Notes more than 14 Business Days from the date on which the Issuer is required to make them hereunder, as these dates may be postponed in accordance with the above provisions in this Section 8, provided that the Lenders are given 39 days prior notice as required under Section 6.01 before the institution of such proceedings; or (ii) proceedings instituted with relate only to a misleading statement in the prospectus pursuant to which the Notes were offered.

        (d) After the conclusion of a Six Month Period, the Issuer may not make payments of principal and interest on the Notes unless the Issuer has either (i) paid the Lenders all amounts then owing to them under the Credit Facility in full; or (ii) the holders of the Notes shall have obtained a final judgment requiring the Issuer to make payment to them.

        (e) In the event that, contrary to the provisions of this Section 8.03, the holders of the Notes (or, as applicable, any person or entity acting on their behalf, including, subject at all times to Section 8.08, the Trustees) shall receive any payment, distribution or benefit, the recipient thereof shall be deemed to hold same on trust for the Lenders and shall forthwith pay or transfer to the Lenders any payment, distribution or benefit so received.

        Section 8.04. [reserved]

        Section 8.05. Provisions Solely to Define Relative Rights. The provisions of this Article 8 are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes on the one hand and the Lenders on the other hand. Nothing contained in this Article 8 or elsewhere in this Indenture or in the Notes is intended to or shall

(i)	impair, as among the Issuer, its creditors other than Lenders and the Holders of the Notes, the obligation of the Issuer, which is absolute and unconditional, to pay to the Holders of the Notes the principal of and interest on the Notes as and when the same shall become due and payable in accordance with their terms;

(ii)	affect the relative rights against the Issuer of the Holders of the Notes and creditors of the Issuer other than the Lenders; or

(iii)	prevent the Trustees or the Holder of any Notes from exercising all remedies otherwise permitted by applicable law upon default under this Indenture subject to this Article 8.

        Section 8.06. Trustee to Effectuate Subordination. Each Holder of a Note by its acceptance thereof authorizes and directs the Trustees on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article 8 and appoints the Trustees, and each of them, its attorney-in-fact for any and all such purposes.

        Section 8.07. No Waiver of Subordination Provisions. No right of any present or future Lender to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Issuer or by any act or failure to act, in good faith, by any such Lender, or by any non-compliance by the Issuer with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such Lender may have or be otherwise charged with. Without in any way limiting the generality of the foregoing paragraph, the Lenders may, at any time and from time to time, without the consent of or notice to the Trustees or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article 8 or the obligations hereunder of the Holders of the Notes to the Lenders, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, existing and future obligations of the Issuer under the Credit Facility, or otherwise amend or supplement in any manner existing and future obligations of the Issuer under the Credit Facility or any instrument evidencing the same or any agreement under which other indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing senior indebtedness; (iii) release any Person liable in any manner for the collection of senior indebtedness; and (iv) exercise or refrain from exercising any rights against the Issuer and any other Person. For the removal of doubt, any variation of the terms of the Credit Facility Agreement, shall not require the consent of the Noteholders or anyone acting on their behalf (including the Trustees), nor shall it constitute a default hereunder.

        Section 8.08. Notice to Trustee. The Issuer shall give prompt written notice to the Trustees of any fact known to the Issuer which would prohibit the making of any payment to or by the Trustee or the Co-Trustee, or both, in respect of the Notes. Notwithstanding the provisions of this Article 8 or any other provision of this Indenture, the Trustees shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment to or by the Trustees in respect of the Notes, unless and until the Trustees shall have received written notice thereof from the Issuer or a Lender or from any trustee thereof; and, prior to the receipt of any such written notice, the Trustees, subject to the provisions of Section 6.01, shall be entitled in all respects to assume that no such facts exist; provided, that if the Trustee shall not have received at its Corporate Trust Office or the Co-Trustee at the address specified in Section 15.03, the notice provided for in this Section at least three (3) Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment in cash of the principal of or interest on any Note), then, anything herein contained to the contrary notwithstanding, the Trustees shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three (3) Business Days prior to such date.

        Section 8.09. Trustees Not Fiduciary for the Lenders under the Credit Facility. The Trustees shall not be deemed to owe any fiduciary duty to the Lenders and shall not be liable to any Lender if they shall in good faith mistakenly pay over or distribute to holders or the Issuer or any other Person, cash, property or securities to which any Lender shall be entitled by virtue of this Article 8 or otherwise. With respect to the Lenders and the Issuer, the Trustees undertake to perform or to observe only such of its or their covenants or obligations as are specifically set forth in this Indenture and no implied covenants or obligations with respect to the Lenders or the Issuer shall be read into this Indenture against the Trustees.

        Section 8.10. Trustees’ Compensation Not Prejudiced. Nothing in this Article 8 shall apply to amounts due to the Trustees pursuant to other Sections of this Indenture.

ARTICLE 9
THE NOTEHOLDERS

        Section 9.01. Action by Noteholders. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Noteholders in person or by agent or proxy appointed in writing, or (b) by the record of the holders of Notes voting in favor thereof at any meeting of Noteholders duly called and held in accordance with the provisions of Article 10, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Noteholders. Whenever the Issuer or the Trustees (acting jointly or separately) solicits the taking of any action by the holders of the Notes, the Issuer or the Trustees may fix in advance of such solicitation, a date as the record date for determining holders entitled to take such action. The record date shall be not more than fifteen (15) days prior to the date of commencement of solicitation of such action.

        Section 9.02. Proof of Execution by Noteholders. Subject to the provisions of Sections 7.01, 7.02 and 10.05, proof of the execution of any instrument by a Noteholder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustees or in such manner as shall be satisfactory to the Trustees, each acting in its sole discretion. The holding of Notes shall be proved by the registry of such Notes or by a certificate of the Note registrar. With respect to any Notes held through the Clearing House of the TASE and the Hevra Le-Rishumim of Bank Leumi Le-Israel Ltd, (Nominee Company), the holding of such Notes may be proven by a TASE Member through which such Notes are held.

The record of any Noteholders’ meeting shall be proved in the manner provided in Section 10.06.

        Section 9.03. Who Are Deemed Absolute Owners. The Issuer, the Trustees, any paying agent, any conversion agent and any Note registrar may deem the Person in whose name such Note shall be registered upon the Note register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Issuer or any Note registrar) for the purpose of receiving payment of or on account of the principal of and interest on such Note, for conversion of such Note and for all other purposes; and neither the Issuer nor the Trustees nor any paying agent nor any conversion agent nor any Note registrar shall be affected by any notice to the contrary. All such payments so made to any holder for the time being, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Note.

        Section 9.04. Notes Held by Subsidiaries or Affiliates of the Issuer may be Disregarded. (a) In determining whether the holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver, vote or other action under this Indenture, Notes which are owned by a Subsidiary of the Issuer shall be disregarded and deemed not to be outstanding for the purpose of any such determination;

(b) In addition to paragraph (a) above, with respect to Section 6.07 above – in determining whether the holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver, vote or other action specified in Section 6.07, Notes which are owned by an Affiliate of the Issuer shall be disregarded and deemed not to be outstanding for the purpose of any such determination;

provided that for the purposes of determining whether the Trustees shall be protected in relying on any such direction, consent, waiver, vote or other action, only Notes which a Responsible Officer of the Trustee or of the Co-Trustee knows are owned by a Subsidiary or an Affiliate of the Issuer (as applicable) shall be so disregarded. In the case of a dispute as to such right, any decision by the Trustees taken upon the advice of counsel shall be full protection to the Trustees. Upon request of the Trustees, the Issuer shall furnish to the Trustees promptly an Officers’ Certificate listing and identifying all Notes, if any, known by the Issuer to be owned or held by or for the account of any of the above described Persons, and, subject to Section 7.01, the Trustees shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

        Section 9.05. Revocation of Consents, Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustees, as provided in Section 9.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any holder of a Note which is shown by the evidence to be included in the Notes the holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and the Co-Trustee at its office as specified in Section 15.03 and upon proof of holding as provided in Section 9.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the holder of any Note shall be conclusive and binding upon such holder and upon all future holders and owners of such Note and of any Notes issued in exchange or substitution therefor, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor.

ARTICLE 10
MEETINGS OF NOTEHOLDERS

        Section 10.01. Purpose of Meetings. A meeting of Noteholders may be called at any time and from time to time pursuant to the provisions of this Article 10 for any of the following purposes:

(1)	to give any notice to the Issuer or to the Trustee and/or the Co-Trustee or to give any directions to the Trustee and/or the Co-Trustee permitted under this Indenture, or to consent to the waiving of any default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Noteholders pursuant to any of the provisions of Article 6;

(2)	to remove the Trustees (or either of them) and nominate a successor trustee pursuant to the provisions of Article 7;

(3)	to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 11.02; or

(4)	to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

        Section 10.02. Call of Meetings by Trustees. The Trustees, either jointly or separately may at any time call a meeting of Noteholders to take any action specified in Section 10.01, to be held at such time and at such place as the Trustee, Co-Trustee or both of them shall determine. Notice of every meeting of the Noteholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 9.01, shall be mailed to holders of Notes at their addresses as they shall appear on the Note register. Such notice shall also be mailed to the Issuer and the Issuer shall publish an Immediate Report (under the Securities Law) and furnish a report to the Commission on Form 6-K thereof. Such notices shall be mailed not less than twenty (20) nor more than ninety (90) days prior to the date fixed for the meeting.

Any meeting of Noteholders shall be valid without notice if the holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the holders of all Notes outstanding, and if the Issuer, the Trustee and the Co-Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

        Section 10.03. Call of Meetings by Issuer or Noteholders. In case at any time the Issuer, pursuant to a resolution of its Board of Directors, or the holders of at least ten percent (10%) in aggregate principal amount of the Notes then outstanding, shall have requested the Trustees to call a meeting of Noteholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustees shall not have mailed the notice of such meeting within twenty (20) days after receipt of such request, then the Issuer or such Noteholders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 10.01, by mailing notice thereof as provided in Section 10.02. The Issuer shall publish such notice in an Immediate Report (under the Securities Law) and furnish a report to the Commission on Form 6-K which shall include such notice or the substance thereof.

        Section 10.04. Qualifications for Voting. To be entitled to vote at any meeting of Noteholders a person shall (a) be a holder of one or more Notes on the record date pertaining to such meeting or (b) be a person appointed by an instrument in writing as proxy by a holder of one or more Notes on the record date pertaining to such meeting. The only persons who shall be entitled to be present or to speak at any meeting of Noteholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustees and their counsel and any representatives of the Issuer and its counsel, unless the Trustees, in their sole discretion, consent to the participation of other Persons.

        Section 10.05. Regulations. Notwithstanding any other provisions of this Indenture, the Trustees may make such reasonable regulations as they may deem advisable for any meeting of Noteholders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustees shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Issuer or by Noteholders as provided in Section 9.03, in which case the Issuer or the Noteholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 9.04, at any meeting each Noteholder or proxyholder shall be entitled to one vote for each $1.00 principal amount of Notes held or represented by him; provided that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Noteholders. Any meeting of Noteholders duly called pursuant to the provisions of Section 10.02 or 10.03 may be adjourned from time to time by the holders of a majority of the aggregate principal amount of Notes represented at the meeting.

A Responsible Officer of the Co-Trustee shall participate, without voting privileges, in all meetings of the shareholders of the Issuer.

        Section 10.06. Voting. The vote upon any resolution submitted to any meeting of Noteholders shall be by written ballot on which shall be subscribed the signatures of the holders of Notes or of their representatives by proxy and the aggregate principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Noteholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 10.02. The record shall show the principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Issuer and the other to the Trustees to be preserved by the Trustees, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

        Section 10.07. No Delay of Rights by Meeting. Nothing contained in this Article 10 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Noteholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustees or to the Noteholders under any of the provisions of this Indenture or of the Notes.

        Section 10.08. Separate Meetings of Groups of Noteholders. When a meeting of Noteholders is convened, the Co-Trustee may determine according to the circumstances at that time that the different interests of certain groups of Noteholders dictate the convening of separate meetings of certain group of Noteholders, pursuant to the provisions of the Israeli law, including Israeli case law and the instructions of the ISA (as applicable). In such an event, such separate meetings shall be convened, and the procedural provisions in this Article 10, shall apply in those meetings, mutatis mutandis.

        Section 10.09. Quorum.(a) Two Noteholders present in person or by proxy who together hold or represent at least 50% in aggregate principal amount of the Notes then outstanding will constitute a quorum for any meeting of the Noteholders.

        (b) If within thirty (30) minutes of the time specified for the meeting to start there is no quorum present, the meeting will be postponed to the same day in the following week (and in the event that such day is not a Business Day, to the Business Day immediately following such day) and to the same venue without it being necessary to give notice to that effect to the Noteholders or to another day, venue and time as the Issuer selects and of which notice will be given to the Noteholders and the Trustees at least three Business Days in advance. If no quorum is present at the aforesaid postponed meeting, at that meeting two Noteholders who are present in person or by proxy regardless of the principal amount they hold, will constitute a quorum.

        Section 10.10. Majority Controls. Resolutions in meetings of the Noteholders shall be adopted by a simple majority (50.01%), subject to any other specific provision herein requiring any other majority with respect to certain resolutions.

ARTICLE 11
SUPPLEMENTAL INDENTURES

        Section 11.01. Supplemental Indentures Without Consent of Noteholders. The Issuer, when authorized by the resolutions of the Board of Directors, and the Trustees may, from time to time, and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a)	to evidence the succession of another Person to the Issuer, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Issuer pursuant to Article 12;

(b)	to add to the covenants of the Issuer such further covenants, restrictions or conditions as the Board of Directors and the Trustees shall consider to be for the benefit of the holders of Notes, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions or conditions a default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided that in respect of any such additional covenant, restriction or condition, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustees upon such default;

(c)	to provide for the issuance under this Indenture of Notes in coupon form (including Notes registrable as to principal only) and to provide for exchangeability of such Notes with the Notes issued hereunder in fully registered form and to make all appropriate changes for such purpose;

(d)	to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture that may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture that shall not materially adversely affect the interests of the holders of the Notes;

(e)	to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Notes;

(f)	to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualifications of this Indenture under the Trust Indenture Act, or under any similar federal statute hereafter enacted or the Securities Law; or

(g)	to make any other change that does not adversely affect any right of the holders of Notes under this Indenture.

Upon the written request of the Issuer, accompanied by a copy of the resolutions of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any supplemental indenture, the Trustees are hereby authorized to join with the Issuer in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustees shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustees’ own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 11.01 may be executed by the Issuer and the Trustees without the consent of the holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 11.02 provided, the Trustee and the Co-Trustee shall have received an opinion of counsel stating that such supplemental indenture does not adversely affect any rights of the Noteholders.

        Section 11.02. Supplemental Indenture with Consent of Noteholders. With the approval of the Noteholders, the Trustees may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the holders of the Notes; provided that the entering into such supplemental indenture is approved by a resolution of the Noteholders meeting in accordance with Article 10, by the vote of Noteholders who (i) hold not less than a majority of the aggregate principal amount of the Notes at the time outstanding, determined in accordance with Section 9.04; and also (ii) hold at least 75% of the principal amount of the Notes present or represented in that Noteholders meeting; and provided further that no such supplemental indenture shall modify any term, covenant or provisions hereof which under the provisions of the Trust Indenture Act cannot be modified or amended without the consent of the holders of each or all Notes then outstanding or affected thereby, without the consent of the holder of each Note so affected.

Upon the written request of the Issuer, accompanied by a copy of the resolutions of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any such supplemental indenture, and upon the filing with the Trustees of evidence of the consent of Noteholders as aforesaid, the Trustees shall join with the Issuer in the execution of such supplemental indenture unless such supplemental indenture affects the Trustees’ own rights, duties or immunities under this Indenture or otherwise, in which case the Trustees may in their discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Noteholders under this Section 10.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

        Section 11.03. Effect of Supplemental Indenture. Any supplemental indenture executed pursuant to the provisions of this Article 11 shall comply with the Trust Indenture Act provided that this Section 11.03 shall not require such supplemental indenture or the Trustee to be qualified under the Trust Indenture Act. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 11, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuer and the holders of Notes shall thereafter be determined, exercised and enforced hereunder, subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

        Section 11.04. Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 11 may bear a notation in form approved by the Trustees as to any matter provided for in such supplemental indenture. If the Issuer or the Trustees shall so determine, new Notes so modified as to conform, in the opinion of the Trustees and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Issuer’s expense, be prepared and executed by the Issuer, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 15.10) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

        Section 11.05. Evidence of Compliance of Supplemental Indenture to Be Furnished to Trustees. Prior to entering into any supplemental indenture, the Trustees shall be provided with an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 11.

ARTICLE 12
MERGER AND CONSOLIDATION

        Section 12.01. Issuer May Merge on Certain Terms. The Issuer shall not consolidate or merge with or into any other Person or Persons (whether or not affiliated with the Issuer), nor shall the Issuer or its successor or successors be a party or parties to successive consolidations or mergers unless: upon any such consolidation or merger, such successor Person assumes (either expressly as a matter of law or assume) the obligation to pay the principal of and interest on all of the Notes when due and payable hereunder and the obligation to observe all of the covenants and conditions that under this Indenture are to be performed by the Issuer.

        Section 12.02. Successor to Be Substituted. In case of any such consolidation or merger, such successor Person shall succeed to and be substituted for the Issuer, with the same effect as if it had been named herein as the party of this first part. Such successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of Tower Semiconductor Ltd. any or all of the Notes, issuable hereunder that theretofore shall not have been signed by the Issuer and delivered to the Trustees; and, upon the order of such successor Person instead of the Issuer and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the officers of the Issuer to the Trustee for authentication, and any Notes that such successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance, transfer or lease, the Person named as the “Issuer” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 11 may be dissolved, wound up and liquidated at any time thereafter and such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture.

In case of any such consolidation or merger, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

        Section 12.03. Opinion of Counsel to Be Given to Trustees. The Trustees shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation or merger and any such assumption by the successor Person complies with the provisions of this Article 12.

ARTICLE 13
SATISFACTION AND DISCHARGE OF INDENTURE

        Section 13.01. Discharge of Indenture. When (a) the Issuer shall deliver to the Trustee for cancellation all Notes theretofore authenticated (other than any Notes that have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustees for the giving of notice of redemption, and the Issuer shall deposit with the Trustees, in trust, funds sufficient to pay at maturity or upon redemption of all of the Notes (other than any Notes that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and interest due or to become due to such date of maturity or redemption date, as the case may be, accompanied by a verification report, as to the sufficiency of the deposited amount, from an independent certified accountant or other financial professional satisfactory to the Trustees, and if the Issuer shall also pay or cause to be paid all other sums payable hereunder by the Issuer, then this Indenture shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and exchange and conversion of Notes, (ii) rights hereunder of Noteholders to receive payments of principal of and interest on, the Notes and the other rights, duties and obligations of Noteholders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustees and (iii) the rights, obligations and immunities of the Trustees hereunder), and the Trustees, on written demand of the Issuer accompanied by an Officers’ Certificate and an Opinion of Counsel as required by Section 15.05 and at the cost and expense of the Issuer, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Issuer, however, hereby agrees to reimburse the Trustees for any costs or expenses thereafter reasonably and properly incurred by the Trustees and to compensate the Trustees for any services thereafter reasonably and properly rendered by the Trustees in connection with this Indenture or the Notes.

        Section 13.02. Deposited Monies to Be Held in Trust by Trustees. Subject to Section 13.04, all monies deposited with the Trustees pursuant to Section 13.01 shall be held in trust for the sole benefit of the Noteholders, and such monies shall be applied by the Trustee to the payment, either directly or through any paying agent (including the Issuer if acting as its own paying agent), to the holders of the particular Notes for the payment or redemption of which such monies have been deposited with the Trustees, of all sums due and to become due thereon for principal and interest.

        Section 13.03. Paying Agent to Repay Monies Held. Upon the satisfaction and discharge of this Indenture, all monies then held by any paying agent of the Notes (other than the Trustees) shall, upon written request of the Issuer, be repaid to it or paid to the Trustees, and thereupon such paying agent shall be released from all further liability with respect to such monies.

        Section 13.04. Return of Unclaimed Monies. Subject to the requirements of applicable law, any monies deposited with or paid to the Trustees for payment of the principal of or interest on Notes and not applied but remaining unclaimed by the holders of Notes for two years after the date upon which the principal of or interest on such Notes, as the case may be, shall have become due and payable, shall be repaid to the Issuer by the Trustee on demand and all liability of the Trustees shall thereupon cease with respect to such monies; and the holder of any of the Notes shall thereafter look only to the Issuer for any payment that such holder may be entitled to collect unless an applicable abandoned property law designates another Person.

        Section 13.05. Reinstatement. If the Trustees or the paying agent are unable to apply any money in accordance with Section 13.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 13.01 until such time as the Trustees or the paying agent are permitted to apply all such money in accordance with Section 13.02; provided that if the Issuer makes any payment of interest on or principal of any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the holders of such Notes to receive such payment from the money held by the Trustees or paying agent.

ARTICLE 14
CONVERSION OF NOTES

        Section 14.01. Right to Convert. (a) Subject to and upon compliance with the provisions of this Indenture, but subject to Section 14.04 below, at any time commencing on the first trading date on the TASE after the date on which the Notes begin to trade on the TASE and until 5:00 p.m. (New York City time) on [ ], [ ], 2011, inclusive (but if such last date is not a trading day on the TASE, then the last date to convert the Notes will be the first trading day on the TASE after such date), the holder of any Note shall have the right, at such holder’s option, to convert the principal amount of the Note, in integral multiples of $1.00, into fully paid and non-assessable Ordinary Shares at the Conversion Rate in effect at such time, by surrender of the Note so to be converted, together with any required funds, under the circumstances described in this Section 14.01 and in the manner provided in Section 14.02.

        (b) A holder of Notes is not entitled to any rights of a holder of Ordinary Shares until such holder has converted his Notes to Ordinary Shares, and only to the extent such Notes are deemed to have been converted to Ordinary Shares under this Article 14.

        (c) No accrued interest will be payable by the Issuer upon the conversion of the Notes into Ordinary Shares. A holder’s right to accrued interest, if any, will be lost up conversion of the Notes into Ordinary Shares.

        (d) Fractional shares will not be issued upon conversion of the Notes. The number of shares issuable upon conversion of the Notes will be rounded down to the nearest whole number. No payment of cash or in kind will be made in lieu of fractional shares.

        Section 14.02. Exercise of Conversion Privilege; Issuance of Ordinary Shares on Conversion; No Adjustment for Interest. In order to exercise the conversion privilege with respect to any Note in certificated form, the Issuer must receive at the office or agency of the Issuer maintained for that purpose or, at the option of such holder, the Corporate Trust Office, such Note with the original or facsimile of the form entitled “Conversion Notice” on the reverse thereof, duly completed and manually signed, together with such Notes duly endorsed for transfer. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for Ordinary Shares which shall be issuable on such conversion shall be issued, and shall be accompanied by transfer or similar taxes, if required pursuant to this Indenture.

As promptly as practicable after satisfaction of the requirements for conversion set forth above, subject to compliance with any restrictions on transfer if shares issuable on conversion are to be issued in a name other than that of the Noteholder (as if such transfer were a transfer of the Note or Notes so converted), the Issuer shall issue and shall deliver to such Noteholder at the office or agency maintained by the Issuer for such purpose pursuant to Section 4.02, a certificate or certificates for the number of full Ordinary Shares issuable upon the conversion of such Note as determined by the Issuer in accordance with the provisions of this Article 14, calculated by the Issuer as provided in Section 14.03.

Each conversion shall be deemed to have been effected as to any such Note on the date on which the requirements set forth above in this Section 14.02 have been satisfied as to such Note, and the Person in whose name any certificate or certificates for Ordinary Shares shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided that any such surrender on any date when the stock transfer books of the Issuer shall be closed shall constitute the Person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Rate in effect on the date upon which such Note shall be surrendered.

Upon conversion of a Note, and thereafter, no amount of principal and/or interest on account of the Note shall be payable by the Issuer.

        Section 14.03. Conversion Rate. Each $[  ] principal amount of the Notes shall be convertible into one Ordinary Share specified in the form of Note (herein called the “Conversion Rate”) attached as Exhibit A hereto, subject to adjustment as provided in this Article 14. The adjusted conversion rate to the debentures shall under no circumstances be lower than $0.01. Fractional shares will not be issued upon conversion of the Notes. The number of shares issuable upon conversion of the Notes will be rounded down to the nearest whole number. No payment of cash or in kind will be made in lieu of fractional shares.

        Section 14.04. Adjustment of Conversion Rate. The conversion rate will be adjusted if:

(a)	In the event that by [ ], 2006, the Issuer consummates one or more financings in which the Issuer receives gross proceeds from each such financing that equal or exceed $5 million (excluding the proceeds from the offering under which the Notes were issued), the conversion rate of the Notes will be adjusted to 90% of the lowest price per share (as calculated below) at which the Issuer sold securities in any one of these financings, provided that the lowest price per share at which the Issuer sold securities in any one of these financings is lower than the original conversion rate. The Issuer shall issue a press release, with a copy to the Trustee and Co-Trustee, to announce the adjusted conversion rate on the fifth TASE Trading Day after_____ __, 2006 and the adjustment will take effect on the first TASE Trading Day following the twenty first day after the date of the press release.

(b)	In the event that by [ ], 2006, the Issuer does not receive in any one financing gross proceeds that equal or exceed $5 million (excluding the proceeds from the offering under which the Notes were issued), but executes prior to [ ], 2006, one or more agreements relating to transactions which have not closed, letters of intent, memorandums of understanding or similar agreements or understandings, for a proposed financing or financings, which have not been abandoned prior to [ ], 2006, and the Issuer receives in any one of these financings gross proceeds that equal or exceed $5 million by [ ], 2007, then, the conversion rate will be adjusted to 90% of the lowest price per share (as calculated below) at which the Issuer sold securities in any of these financings, provided that the lowest price per share at which the Issuer sold securities in any one of these financings is lower than the original conversion rate. The Issuer shall issue a press release, with a copy to the Trustee and Co-Trustee, to announce the adjusted conversion rate on the fifth TASE Trading Day after _____ __, 2007 and the adjustment will take effect on the first TASE Trading Day following the twenty first day after the date of the press release.

In the event that the Issuer executes prior to ______ __, 2006 one or more agreements, letters of intent, memorandums of understanding or similar agreements or understandings for a proposed $75 million financing that is not consummated prior to______ __, 2006, even if the Issuer receives gross proceeds of at least $5 million in a financing by ______ __, 2006, then the conversion rate will be subject to the aforementioned adjustment only following ______ __, 2007, and if the Issuer consummates the aforementioned $75 million financing by _____, 2007, the price per share in such financing will be taken into account for such purposes.

Notwithstanding, the adjustment to the conversion rate described above in this Section 14.04 shall be subject to the discretion of the Issuer to not apply such adjustment in certain circumstances as provided in this Section 14.04 below.

A “financing” for purposes of adjustments to the Conversion Rate means:

(a)	the sale of the Issuer’s Ordinary Shares, warrants or additional convertible debentures, other than employee options, existing outstanding warrants, employee options, convertible debentures or other rights; and

(b)	the conversion of existing debt of the Issuer into equity, other than the conversion of existing wafer credits into the Issuer’s Ordinary Shares and existing convertible debentures.

The Issuer shall calculate the price per share for the purposes of the adjustment to the conversion rate as follows:

(a)	If, in the financing or financings the Issuer issues only Ordinary Shares, the price per share for the purposes of calculating the adjustment will be the price per Ordinary Share in the financing or financings.

(b)	If, in the financing or financings the Issuer issues only convertible debentures, the price per share for the purposes of calculating the adjustment will be the result of dividing the purchase price of the debentures issued in the financing or financings less the present value of the cumulative amount of interest payable prior to the last conversion date of the debentures issued in the financing or financings, by the number of Ordinary Shares issuable upon conversion of the debentures issued in the financing or financings.

(c)	If, in the financing or financings the Issuer issues only warrants, the price per share for the purposes of calculating the adjustment will be the purchase price of the warrants less the difference between the economic value of the warrants and the purchase price of the warrants, plus the present value of the exercise price of the warrants.

(d)	If, in the financing or financings the Issuer issues units consisting of Ordinary Shares and warrants, the price per share for the purposes of calculating the adjustment will be the result of dividing the purchase price per unit in the financing or financings, less the economic value of the warrants, by the number of Ordinary Shares in each unit (not including the number of Ordinary Shares issuable upon exercise of the warrants).

(e)	If, in the financing or financings the Issuer issues units consisting of convertible debentures and warrants, the price per share for the purposes of calculating the adjustment will be the result of dividing the price per unit in the financing or financings, less the present value of the cumulative amount of interest payable prior to the last conversion date of the debentures issued in the financing or financings and less the economic value of the warrants included in the units, by the number of Ordinary Shares in each unit issuable upon conversion of the debentures issued in the financing or financings, but not including the number of Ordinary Shares issuable upon exercise of the warrants.

(f)	If, in the financing or financings the Issuer issues units consisting of Ordinary Shares and convertible debentures, the price per share for the purposes of calculating the adjustment will be the result of dividing the purchase price per unit in the financing or financings, less the present value of the cumulative amount of interest payable prior to the last conversion date of the debentures issued in the financing or financings, by the number of Ordinary Shares in each unit including the number of Ordinary Shares issuable upon conversion of the debentures issued in the financing or financings.

(g)	If, in the financing or financings the Issuer issues units consisting of Ordinary Shares, convertible debentures and warrants, the price per share for the purposes of calculating the adjustment will be the result of dividing the price per unit in the financing or financings, less the present value of the cumulative amount of interest payable prior to the last conversion date of the debentures issued in the financing or financings and less the economic value of the warrants included in the units, by the number of Ordinary Shares in each unit including the number of Ordinary Shares issuable upon conversion of the debentures issued in the financing or financings, but not including the number of Ordinary Shares issuable upon exercise of the warrants.

        For the purposes of the adjustments set forth above, the “economic value” of the warrants will be calculated according to the Black and Scholes model as set forth in the TASE Rules for registered companies based on the average closing price of the Issuer’s Ordinary Shares on NASDAQ (or such other stock exchange or quotation system on which the Issuer’s Ordinary Shares are listed in that the event that they cease to be traded on NASDAQ) during the 15 consecutive trading days immediately prior to the date on which the financing agreement is signed. The interest rate for this calculation will be the interest rate as published by the TASE on the date of the relevant financing.

        For the purposes of the adjustments set forth above, the “present value” will be calculated using the interest rate then applicable to the long term loans (more than 12 months maturity) under the Credit Facility. In the event that the financing or financings is denominated in a currency other than United States dollars, the amounts in the financing or financings will be converted to United States dollars according to the last known exchange rate on the date of the consummation of the relevant financing.

        In the event that by [ ], 2006 or by [ ], 2007 (in the event that the Issuer executes prior to ______ __, 2006 one or more agreements, letters of intent, memorandums of understanding or similar agreements or understandings for a proposed $75 million financing, as described in this Section 14.04 above, even if the Issuer receives gross proceeds of at least $5 million in a financing by ______ __, 2006), as applicable, the Issuer consummates a financing or series of related financings in which the Issuer receives gross proceeds of at least $75 million (excluding the proceeds from the offering under which the Notes were issued), the Issuer may, at its discretion, elect that the adjustment to the Conversion Rate set forth in this Section 14.04 above not apply and will no longer apply. Following the signing of an agreement for a financing or series of related financings in which the Issuer may receive gross proceeds of at least $75 million, if the Issuer so elects, it shall announce the cancellation of the adjustment, subject to the consummation of such $75 million financing, by the filing of a Report on Form 6-K to be filed with the Commission and in an Immediate Report as well as in a notice to be published in two Israeli newspapers with wide circulation in Israel. In addition, the Issuer will announce the consummation of the $75 million financing by filing a report on Form 6-K and in an Immediate Report in Israel, as well as a notice to be published in two Israeli newspapers with wide circulation in Israel. In the event that the Issuer so elects, then:

(a)	If the closing price of the Issuer’s ordinary shares on NASDAQ (or such other stock exchange or quotation system on which its ordinary shares are listed in the event that they cease to be traded on NASDAQ) on the trading day immediately prior to the date on which the $75 million financing is consummated is greater than [$_____], then the original Conversion Rate of one ordinary share per $____ aggregate principal amount of Notes will apply until maturity date thereof; or

(b)	If the closing price of the Issuer’s ordinary shares on NASDAQ (or such other stock exchange or quotation system on which its ordinary shares are listed in the event that they cease to be traded on NASDAQ) on the trading day immediately prior to the date on which the $75 million financing is consummated is equal to or is lower than [$_____], then twenty one days following the Issuer’s announcement of the consummation of the $75 million financing, the mandatory redemption provisions set forth in Section 3.03 shall apply to the Notes. In addition, the Notes will not be convertible during the sixteen day period prior to redemption thereof. Therefore, the Notes shall only be convertible during the five day period after announcement by the Issuer of the consummation of the $75 million financing.

        Section 14.05. Effect of Reclassification, Consolidation, Merger, Bonus Shares, Rights Offerings.

(a)	If the Issuer shall effect a subdivision or consolidation of its Ordinary Shares into a greater or lesser number of Ordinary Shares (by reclassification, stock split, reverse stock split or otherwise than by payment of a dividend in Ordinary Shares) then, upon conversion of Notes following the record date for the determination of holders of Ordinary Shares to be affected by such subdivision or consolidation, the number of Ordinary Shares issuable upon the conversion of each Note will be increased or decreased, as the case may be, by such number of Ordinary Shares that would have been received if such Note had been converted on the record date fixed for such subdivision or consolidation.

(b)	If the Issuer shall effect a distribution of bonus Ordinary Shares then, upon conversion of Notes following the record date for the determination of holders of Ordinary Shares entitled to the bonus share distribution, the number of Ordinary Shares issuable upon the conversion of each Note will be increased by such number of Ordinary Shares that would have been received if such Note had been converted on the record date fixed for the bonus share distribution.

(c)	In the event of the Issuer shall consummate a rights offering to its shareholders of any type of its securities prior to the conversion of the Notes, the number of Ordinary Shares issuable upon the conversion of the Notes shall be adjusted to take into account the element of economic benefit in the future rights offering as is represented by the ratio between the price per share of the Issuer’s Ordinary Shares on the effective date of the future rights offering and the opening price per share of the Issuer’s Ordinary Shares that is established by the TASE on the following TASE Trading Day. If the TASE does not establish an opening price per share of the Issuer’s Ordinary Shares, no adjustment in the number of shares issuable upon conversion of the Notes will be made with respect to such future rights offering.

(d)	In the event of a consolidation or merger of the Issuer with another Person as a result of which the Issuer is not the surviving Person, the Issuer shall provide notice to the Trustees prior to the date of consummation of such consolidation or merger. Notes which are not converted prior to the date of consummation of such consolidation or merger shall no longer be convertible. The surviving Person shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing that each Note shall continue to hold such rights and/or privileges with respect to payment of interest and/or principal from the surviving Person as further set forth in section 12.01.

The Issuer shall cause notice of the execution of such supplemental indenture to be mailed to each holder of Notes, at its address appearing on the Note register provided for in Section 2.05 of this Indenture, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

The above provisions of this Section shall similarly apply to successive reclassifications, consolidations, mergers and combinations.

If Section 14.05(d) applies, thereafter, the adjustments under Section 14.04 shall no longer apply.

        Section 14.06 Reserved.

        Section 14.07. Taxes on Shares Issued. The issue of stock certificates on conversions of Notes shall be made without charge to the converting Noteholder for any documentary, stamp or similar issue or transfer tax in respect of the issue thereof. The Issuer shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of any Note converted, and the Issuer shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Issuer the amount of such tax or shall have established to the satisfaction of the Issuer that such tax has been paid.

        Section 14.08. Reservation of Shares, Shares to Be Fully Paid; Compliance with Governmental Requirements; Listing of Ordinary Shares. The Issuer shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient Ordinary Shares to provide for the conversion of the Notes from time to time as such Notes are presented for conversion.

Upon taking any action which would cause an adjustment to the Conversion Rate to an amount that would cause the Conversion Rate to be reduced below the then par value, if any, of the Ordinary Shares issuable upon conversion of the Notes, the Issuer will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Issuer may validly and legally issue Ordinary Shares at such adjusted Conversion Rate.

The Issuer covenants that all Ordinary Shares which may be issued upon conversion of Notes will upon issue be fully paid and non-assessable by the Issuer and free from all taxes, liens and charges with respect to the issue thereof.

The Issuer covenants that, if any Ordinary Shares to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Issuer will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the Commission (or any successor thereto), endeavor to secure such registration or approval, as the case may be.

The Issuer further covenants that, if at any time the Ordinary Shares shall be listed on the NASDAQ National Market and the TASE or any other national securities exchange or automated quotation system, the Issuer will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Ordinary Shares shall be so listed on such exchange or automated quotation system, all Ordinary Shares issuable upon conversion of the Notes; provided that if the rules of such exchange or automated quotation system permit the Issuer to defer the listing of such Ordinary Shares until the first conversion of the Notes into Ordinary Shares in accordance with the provisions of this Indenture, the Issuer covenants to list such Ordinary Shares issuable upon conversion of the Notes in accordance with the requirements of such exchange or automated quotation system at such time.

        Section 14.09. Responsibility of Trustees. The Trustees and any other conversion agent shall not at any time be under any duty or responsibility to any holder of Notes to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustees and any other conversion agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Ordinary Shares, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Note; and the Trustees and any other conversion agent make no representations with respect thereto. Neither the Trustees nor any conversion agent shall be responsible for any failure of the Issuer to issue, transfer or deliver any Ordinary Shares or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Issuer contained in this Article 14. Without limiting the generality of the foregoing, neither the Trustees nor any conversion agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 14.05 relating to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Issuer shall be obligated to file with the Trustees prior to the execution of any such supplemental indenture) with respect thereto.

        Section 14.10. Notice to Holders Prior to Certain Actions. In case of the taking of any of the actions listed in Section 14.05 above or of the voluntary or involuntary dissolution, liquidation or winding up of the Issuer the Issuer shall cause to be filed with the Trustees and to be mailed to each holder of Notes at his address appearing on the Note register provided for in Section 2.05 of this Indenture, as promptly as possible but in any event at least ten (10) days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such distribution of bonus shares, or rights offering, or, if a record is not to be taken, the date as of which the holders of Ordinary Shares of record to be entitled to such bonus shares, or to participate in such rights offering are to be determined, or (y) the date on which such, consolidation, merger dissolution, liquidation or winding up is expected to become effective or occur. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, dissolution, liquidation or winding up.

ARTICLE 15
MISCELLANEOUS PROVISIONS

        Section 15.01. Provisions Binding on Issuer’s Successors. All the covenants, stipulations, promises and agreements by the Issuer contained in this Indenture shall bind its successors and assigns whether so expressed or not.

        Section 15.02. Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Issuer shall and may be done and performed with like force and effect by the like board, committee or officer of any Person that shall at the time be the lawful sole successor of the Issuer.

        Section 15.03. Addresses for Notices, Etc. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustees or by the holders of Notes on the Issuer shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box or sent by telecopier transmission addressed as follows:

to the Issuer:

Tower Semiconductor Ltd.
Ramat Gavriel Industrial Park
P.O. Box 619 Migdal Haemek 23150
Israel

Attention: Chief Financial Officer
Facsimile: +972 (0) 4-654-6510.

Any notice, direction, request or demand hereunder to or upon the Trustees shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited, postage prepaid, by registered or certified mail in a post office letter box or sent by telecopier transmission addressed as follows:

The Bank of New York
One Canada Square
London E14 5AL
United Kingdom
Facsimile: +44 (0) 207-964 6399
Attention: Corporate Trust Administration

and

Hermetic Trust (1975) Ltd
of Hayarkon Street 113
Tel Aviv
Israel

Facsimile: +972 (0) 3-527 1736
Attention: Dan Avnon, Esq.

The Trustees, by notice to the Issuer, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Noteholder shall be mailed to him by first class mail, postage prepaid, at his address as it appears on the Note register and shall be sufficiently given to him if so mailed within the time prescribed.

Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

        Section 15.04. Governing Law. THIS INDENTURE AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

        Section 15.05. Evidence of Compliance with Conditions Precedent, Certificates to Trustees. Upon any application or demand by the Issuer to the Trustees to take any action under any of the provisions of this Indenture, the Issuer shall furnish to the Trustees an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Each certificate or opinion provided for in this Indenture and delivered to the Trustees with respect to compliance with a condition or covenant provided for in this Indenture shall include: (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

        Section 15.06. Legal Holidays. In any case in which the date of maturity of interest on or principal of the Notes or the redemption date of any Note will not be a Business Day, then payment of such interest on or principal of the Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the redemption date, and no interest shall accrue for the period from and after such date.

        Section 15.07. Trust Indenture Act. This Indenture is hereby made subject to, and shall be governed by, the provisions of the Trust Indenture Act required to be part of and to govern indentures qualified under the Trust Indenture Act;If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in an indenture qualified under the Trust Indenture Act, such required provision shall control.

        Section 15.08. No Security Interest Created. The Notes are not secured. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction in which property of the Issuer or its subsidiaries is located.

        Section 15.09. No limitation on the Issuer’s Future Financings. For the removal of doubt, it is clarified that the Issuer shall be entitled to create pledges and security interests over any of its assets, without the consent of the Trustees and/or the Noteholders, and that the Issuer shall be entitled at any time to take any credit with no limitation, to issue additional series of debentures, with any terms whatsoever as the Issuer decide, whether subordinated or senior or equal to the rights of the Noteholders hereunder.

        Section 15.10. Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any paying agent, any authenticating agent, any Note registrar and their successors hereunder and the holders of Notes any benefit or any legal or equitable right, remedy or claim under this Indenture.

        Section 15.11. Table of Contents, Headings, Etc. The table of contents and the titles and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

        Section 15.12. Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf, and subject to its direction, in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Sections 2.04, 2.05, 2.06, 2.07 and 3.02, as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.09.

Any corporation into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation is otherwise eligible under this Section 15.12, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Issuer. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee shall either promptly appoint a successor authenticating agent or itself assume the duties and obligations of the former authenticating agent under this Indenture and, upon such appointment of a successor authenticating agent, if made, shall give written notice of such appointment of a successor authenticating agent to the Issuer and shall mail notice of such appointment of a successor authenticating agent to all holders of Notes as the names and addresses of such holders appear on the Note register.

The Issuer agrees to pay to the authenticating agent from time to time such reasonable compensation for its services as shall be agreed upon in writing between the Issuer and the authenticating agent.

The provisions of Sections 7.02, 7.03, 7.04 and 8.03 and this Section 15.12 shall be applicable to any authenticating agent.

        Section 15.13. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

        Section 15.14. Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

The Bank of New York and Hermetic Trust (1975) Ltd. each hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions herein above set forth.

        IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed.

TOWER SEMICONDUCTOR LTD., By: —————————————— Name: Title:

THE BANK OF NEW YORK, as Trustee By: —————————————— Name: Title:

HERMETIC TRUST (1975) LTD., as Co-Trustee By: —————————————— Name: Title:

Exhibit A

FORM OF NOTE

[FORM OF FACE OF NOTE]

[THE FOLLOWING LEGEND SHALL APPEAR ON THE FACE OF EACH RESTRICTED NOTE]

THE NOTE EVIDENCED HEREBY AND THE ORDINARY SHARES ISSUABLE UPON CONVERSION THEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF A REGISTRATION STATEMENT WITH RESPECT TO THE SECURITIES SO OFFERED OR SOLD IN EFFECT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL (SATISFACTORY IN FORM AND SUBSTANCE TO THE ISSUER) THAT SUCH REGISTRATION IS NOT REQUIRED.

TOWER SEMICONDUCTOR LTD.

5% SUBORDINATED CONVERTIBLE DEBENTURES DUE 2011

CUSIP: M87915 AB 6

No.

$___________

        Tower Semiconductor Ltd., a company with limited liability incorporated under the laws of the State of Israel (herein called the “Issuer”, which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [ ] or its registered assigns, the principal sum of                        Dollars on [              ], 2011 at the office or agency of the Issuer maintained for that purpose in accordance with the terms of the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on said principal sum at said office or agency, in like coin or currency, at the rate per annum of 5%, from December __, 2005 until the principal hereof is duly paid or provided for, and at the rate of 5% per annum on any overdue principal and premium, if any, and, to the extent permitted by law, on any overdue interest. Interest on the Notes shall be computed on the basis of a 365-day year.

        Except as otherwise provided in the Indenture, all payments of the principal of (and premium if any) and interest due and payable on this Note at the maturity thereof or on any redemption date, at the office or agency maintained by the Issuer for that purpose in London, England, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

        Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

        This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

        IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

Attest:	By: —————————————— Name: Title:	TOWER SEMICONDUCTOR LTD., By: —————————————— Name: Title: Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes described in the within-named Indenture.

Dated:

THE BANK OF NEW YORK, as Trustee

By: ______________________________ Authorized Signatory , or

By: ______________________________ As Authenticating Agent (if different from Trustee)

By: ______________________________ Authorized Signatory

FORM OF REVERSE OF NOTE

TOWER SEMICONDUCTOR LTD.

5% SUBORDINATED CONVERTIBLE DEBENTURES DUE 2011

        Notes; Indenture; Trustees. This Note is one of a duly authorized issue of Notes of the Issuer, designated as its 5% Subordinated Convertible Debentures due 2011 (the “Notes”), limited in aggregate principal amount to $50,000,000 and to be issued under and pursuant to an Indenture dated as of [ ], 2005 (the “Indenture”), by and between the Issuer, and The Bank of New York, as trustee (the “Trustee”) and Hermetic Trust (1975) Ltd., as co-trustee (the “Co-Trustee”, and, together with the Trustee, the “Trustees”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustees, the Issuer and the holders of the Notes.

        No reference herein to the Indenture and no provision of this Note or of the Indenture shall (i) alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of (premium, if any) and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed, (ii) affect the relative rights against the Issuer of the Holders of the Notes and creditors of the Issuer other than the Lenders; or (iii) prevent the Trustees or the holder of any Notes from exercising all remedies otherwise permitted by applicable law upon default under the Indenture (subject to any conditions and limitations set forth therein).

        Capitalized but otherwise undefined terms used in this Note that are defined in the Indenture are used herein as therein defined.

        Form; Denomination; Exchange; Transfer. The Notes are issuable in fully registered form, without coupons, in denominations of $1.00 principal amount and any integral multiple of $1.00, at the office or agency of the Issuer referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of any other authorized denominations. Upon surrender for registration of transfer of this Note to the Note registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in Section 2.05 of the Indenture, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of authorized denominations and of like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture, subject to the limitations provided in the Indenture and without charge except for any tax, assessment or other governmental charge imposed in connection therewith.

        Redemption. The Issuer may, at its option, announce the early redemption of the Notes, provided that the outstanding aggregate balance of principal on account of the Notes is equal to or less than $500,000. In such case, the Issuer shall redeem 100% of the Notes; no partial redemptions shall be permitted. The Issuer will provide notice to the holders of the Notes and the Trustees at least 30 days (but not more than 45 days) prior to any such redemption.

        The Notes are also subject to mandatory redemption in accordance with the terms of and in the circumstances described in Section 3.03 of the Indenture, at a redemption price equal to the outstanding principal amount of the Notes, plus an early redemption premium equal to 15% of the outstanding principal amount of the Notes. No accrued interest will be payable by the Issuer upon mandatory redemption pursuant to Section 3.03 of the Indenture.

        The Notes are not subject to redemption through the operation of any sinking fund.

        Subordination. All payments pursuant to the Notes made by or on behalf of the Issuer are subordinated to the extent and in the manner provided in the Indenture to all existing and future obligations of the Issuer under the Credit Facility. The Lenders may, at any time and from time to time, without the consent of or notice to the Trustees or the holders of the Notes, take any action under the Credit Facility or vary any terms of the Credit Facility agreement, as set forth in Article 8 of the Indenture.

        Conversion. Subject to and in compliance with the provisions of the Indenture, commencing on the first trading date on the TASE until 5:00 p.m. (New York City time) on ___________ _____, 2011, inclusive (but if such last date is not a trading day on the TASE, then the last date to convert the Notes will be the first trading day on the TASE after such date), the holder hereof has the right, at its option, to convert the principal amount of the Notes, in integral multiples of $1.00 amounts into the Issuer’s Ordinary Shares at the Conversion rate in effect at such time, subject to adjustment from time to time as provided in Section 14.04 of the Indenture, upon surrender of this Note with the form entitled “Conversion Notice” on the reverse hereof duly completed, to the Issuer at the office or agency of the Issuer maintained for that purpose in accordance with the terms of the Indenture, or at the option of such holder, the Corporate Trust Office, and, unless the shares issuable on conversion are to be issued in the same name as this Note, duly endorsed for transfer.

        The Conversion Rate is subject to adjustment if the Issuer consummates one or more on or before _____, 2006, or in certain circumstances on or before _______, 2006, subject to and as provided in Section 14.04 of the Indenture. In certain circumstances described in Section 14.04, the Issuer may elect that the adjustment to the Conversion Rate otherwise provided for in the Indenture shall not and will not apply not to apply in certain circumstances.

        The Conversion Rate is also subject to adjustment as a result of certain corporate events such as consolidation, reclassification, stock split, payment of bonus shares (stock dividends), mergers or rights offering, as provided in Section 14.05 of the Indenture.

        Fractional shares will not be issued upon any conversion of this Note. The number of Ordinary Shares issuable upon conversion of the Notes will be rounded down to the nearest whole number. No payment of cash or in kind will be made in lieu of fractional shares.

        No accrued interest will be payable by the Issuer upon the conversion of this Note into the Issuer’s Ordinary Shares. The holder’s right to accrued interest, if any, will be lost up conversion of this Note into Ordinary Shares.

        Persons Deemed Owners. The Issuer, the Trustees, any authenticating agent, any paying agent, any conversion agent and any Note registrar may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Issuer or any Note registrar) for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Issuer nor the Trustees nor any other authenticating agent nor any paying agent nor other conversion agent nor any Note registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Note.

        No Recourse Against Incorporator, Stockholder, Etc. No recourse for the payment of the principal of or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer in the Indenture or any supplemental indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being expressly waived and released as a condition of, and as a consideration for, the execution of the Indenture and the issue of this Note.

        Event of Default. In case an Event of Default shall have occurred and be continuing, the principal of, premium, if any, and accrued interest on all Notes may be declared by the Trustee, the Co-Trustee or both acting jointly, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

        Supplemental Indentures. The Issuer, when authorized by the resolutions of the Board of Directors, and the Trustees may, from time to time, and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes: one or more of the following purposes: (i) evidence the succession of another Person to the Issuer, and the assumption by the successor Person of the covenants, agreements and obligations of the Issuer pursuant to Article 12 of the Indenture; (ii) add covenants, restrictions on conditions to the Issuer so long as they are deemed by the Issuer as for the benefit of the Noteholders, (iii) provide for the issuance of Notes in coupon form; (iv) to cure any ambiguity or to correct or supplement any provision in the Indenture or in any supplemental indenture; (v) evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Notes; (vi) modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualifications of this Indenture under the Trust Indenture Act, or under any similar federal statute hereafter enacted or the Securities Law; or (vii) make any other change that does not adversely affect any right of the Noteholders under the Indenture. The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Noteholders, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Noteholders; provided that the entering into such supplemental indenture is approved by a resolution of the Noteholders meeting in accordance with Article 10 of the Indenture, by the vote of Noteholders who (i) hold not less than a majority of the aggregate principal amount of the Notes at the time outstanding, determined in accordance with Section 9.04 of the Indenture; and also (ii) hold at least 75% of the principal amount of the Notes present or represented in that Noteholders meeting; and provided further that no such supplemental indenture shall modify any term, covenant or provisions hereof which under the provisions of the Trust Indenture Act cannot be modified or amended without the consent of the holders of each or all Notes then outstanding or affected thereby, without the consent of the holder of each Note so affected.

        Waivers. Subject to the provisions of the Indenture, the holders of seventy-five percent (75%) in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past default or Event of Default under the Indenture and its consequences except (A) a default in the payment of interest or the principal of, any of the Notes, (B) a failure by the Issuer to convert any Notes into Ordinary Shares of the Issuer, (C) a default in the payment of the redemption price pursuant to Article 3 of the Indenture, or (D) a default in respect of a covenant or provisions of the Indenture which under Article 10 of the Indenture cannot be modified or amended without the consent of the holders of each or all Notes then outstanding or affected thereby. Any such consent or waiver by the holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

        Governing Law. THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK.

ABBREVIATIONS

        The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - TEN ENT - JT TEN -	as tenants in common as tenant by the entireties as joint tenants with right of survivorship and not as tenants in common	UNIF GIFT MIN ACT-	__________	Custodian	__________
			(Cust)		(Minor)
under Uniform Gifts to Minors Act

__________________________
(State)

Additional abbreviations may also be used though not in the above list.

CONVERSION NOTICE:

THE BANK OF NEW YORK

        The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion thereof (which is $1.00 or an integral multiple thereof) below designated, into Ordinary Shares of Tower Semiconductor Ltd. in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon such conversion, be issued and delivered to the registered holder hereof unless a different name has been indicated below. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest, accompanies this Note.

Dated: __________________________	_________________________________
Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note registrar in a substitution for, STAMP, all in accordance with Act of 1934, as amended.

_________________________________
Signature Guarantee

Fill in the registration of Ordinary Shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder

__________________________________
(Name)

__________________________________
(Street Address)

__________________________________
(City, State and Zip Code)

__________________________________
Please print name and address

Principal amount to be converted
(if less than all):

Social Security or Other Taxpayer
Identification Number:

ASSIGNMENT

        For value received                          hereby sell(s) assign(s) and transfer(s) unto                                                                          (Please insert name of assignee and social security or other Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                          attorney to transfer said Note on the books of the Issuer, with full power of substitution in the premises.

_________________________________
Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note registrar in a substitution for, STAMP, all in accordance with Act of 1934, as amended.

_________________________________
Signature Guarantee

NOTICE: The signature on the Conversion Notice or the Assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.